United States
Securities and Exchange Commission
Washington, DC  90549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant                                      ☒

Filed by a Party other than the Registrant                                                                           ☐

Check the appropriate box:
☒  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

PLX Technology, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Stephen J. Schrader, Esq. Baker & MacKenzie LLP Two Embarcadero Center, 11th Floor San Francisco, CA 94111 (415) 576-3000	Keith F. Gottfried, Esq. Alston & Bird LLP 950 F Street, N.W. Washington, DC 20004-1404 (202) 239-3679

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction.

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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REVISED PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED  NOVEMBER 4, 2013

PLX TECHNOLOGY, INC.
870 W. Maude Avenue
Sunnyvale, California 94085

Dear Stockholder:

You are cordially invited to join us at our 2013 Annual Meeting of Stockholders to be held on December 18, 2013, commencing at [____] a.m., Pacific Standard Time, at the Company's headquarters, 870 W. Maude Avenue, Sunnyvale, California 94085. At the meeting, we will consider the election of directors and other matters set forth in the attached proxy materials.

This year’s Annual Meeting is a particularly important one, and YOUR vote is extremely important.

As you may be aware, Potomac Capital Partners II, L.P. (“Potomac Capital”) has notified us of their intent to nominate up to five (5) director nominees in opposition to the candidates nominated by your board of directors at the Annual Meeting of Stockholders. You may receive an opposing proxy statement and GOLD proxy card and letters or other proxy solicitation materials from Potomac Capital or other persons or entities affiliated with Potomac Capital.  Please be advised that we are not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by Potomac Capital or any other statements that they may otherwise make.

Our Board of Directors does not endorse the nominees of Potomac Capital. We urge our stockholders NOT to sign or return any GOLD proxy card or voting instruction form that you may receive from Potomac Capital or any person other than PLX. Even a later dated “WITHHOLD” vote with respect to Potomac Capital’s nominees on its GOLD proxy card will cancel any previously submitted WHITE proxy card. However, if you have previously signed and returned a GOLD proxy card sent to you by Potomac Capital, you may revoke it by signing, dating and returning the enclosed WHITE proxy card pursuant to the instructions in the enclosed proxy statement or by re-voting by Internet or telephone or at the annual meeting, by following the directions on your enclosed WHITE proxy card.  Only the latest dated proxy card you vote will be counted.

Our Board of Directors unanimously recommends a vote FOR the election of each of the Board’s nominees on the enclosed WHITE proxy card.

The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card or vote by Internet or telephone at your earliest convenience.

We look forward to seeing you at the Annual Meeting. If you have any questions, require assistance with voting your WHITE proxy card or need additional copies of the proxy materials, please contact:

Toll Free at (800) 322-2885
Call Collect at (212) 929-5500
By Email at proxy@mackenziepartners.com

Sincerely,

David K. Raun
President, Chief Executive Officer and Director
PLX Technology, Inc.

REVISED PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED NOVEMBER 4, 2013

PLX TECHNOLOGY, INC.

Notice of Annual Meeting of Stockholders
To Be Held December 18, 2013

To the Stockholders of PLX Technology, Inc.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (including any adjournment, postponement, continuation or rescheduling thereof, the “Annual Meeting”) of PLX Technology, Inc., a Delaware corporation (the “Company” or “PLX”), will be held at the Company's headquarters, 870 W. Maude Avenue, Sunnyvale, California 94085, at [____] a.m., Pacific Standard Time, on December 18, 2013, for the following purposes:

1. ELECTION OF DIRECTORS. To elect eight persons to serve as members of the PLX Board of Directors (the “Board”), each to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified.

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

3. EXECUTIVE COMPENSATION ADVISORY VOTE.  To conduct an advisory vote to approve named executive officer compensation for 2012.

4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting.

The foregoing items of business, including our nominees for election to your Board, are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

The Board has fixed the close of business on November 11, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

In selecting the director nominees that we are proposing for election in the attached proxy statement, your Board has focused on selecting experienced candidates who will work together constructively with a focus on operational excellence, financial strength and stockholder value.  Your Board is pleased to nominate for election as directors the eight (8) persons named in Proposal No. 1 in the attached proxy statement and on the enclosed WHITE proxy card.  Your Board believes that the Company’s eight (8) director nominees have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate the Company through the complex and dynamic business environment in which we operate and to deliver superior value to our stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 18, 2013. The proxy statement, form of proxy, and 2012 Annual Report to Stockholders are available electronically at http://materials.proxyvote.com/693417.

By Order of the Board of Directors,

                    David K. Raun
President and Chief Executive Officer
Sunnyvale, California

[_____________], 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED WHITE PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR WHITE PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

TABLE OF CONTENTS

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	2
PROPOSAL NO. 1 ELECTION OF DIRECTORS	15
BOARD AND CORPORATE GOVERNANCE MATTERS	19
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
PRINCIPAL ACCOUNTANT FEES AND SERVICES	23
PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	25
EXECUTIVE COMPENSATION ADVISORY VOTE	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
EXECUTIVE COMPENSATION	29
REPORT OF THE AUDIT COMMITTEE	47
MANAGEMENT	48
RELATED PERSON POLICIES AND TRANSACTIONS	49
STOCKHOLDER PROPOSALS	49
OTHER MATTERS	50
FORM 10-K ANNUAL REPORT	51
APPENDIX A - INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES BY PLX TECHNOLOGY, INC.	A-1

REVISED PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED NOVEMBER 4, 2013

PLX TECHNOLOGY, INC.
870 W. Maude Avenue
Sunnyvale, California 94085
________________________

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS
To be held on December 18, 2013

________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

This Proxy Statement is furnished to the stockholders of PLX Technology, Inc., a Delaware corporation (the “Company” or “PLX”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2013 Annual Meeting of stockholders of the Company (including any adjournment, postponement, continuation or rescheduling thereof, the “Annual Meeting”) to be held on December 18, 2013 at the Company's headquarters, 870 W. Maude Avenue, Sunnyvale, California 94085, at [____] a.m., Pacific Standard Time. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

This Proxy Statement, the notice of the Annual Meeting, the accompanying WHITE proxy card and Annual Report to stockholders for the fiscal year ended December 31, 2012, are mailed and being made available to stockholders beginning on or about [____________], 2013.

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please vote today by telephone, Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, as described in this proxy statement.

Status of Potential Proxy Contest for the Election of Directors

Potomac Capital Partners II, L.P. (“Potomac Capital”) has notified us of its intent to nominate a slate of up to five (5) director nominees at the Annual Meeting in opposition to the slate of highly qualified nominees recommended by our Nominating Committee and unanimously approved for nomination by your Board. You may receive an opposing proxy statement and GOLD proxy card and letters or other proxy solicitation materials from Potomac Capital or other persons or entities affiliated with Potomac Capital.

We are not responsible for the accuracy of any information provided by or relating to Potomac Capital contained in any proxy solicitation materials filed or disseminated by or on behalf of Potomac Capital or any other statements that they may otherwise make.

Your Board does not endorse the nominees of Potomac Capital. We urge our stockholders NOT to sign or return any GOLD proxy card that you may receive from Potomac Capital or any person other than PLX. Even a “WITHHOLD” vote with respect to Potomac Capital’s nominees on its GOLD proxy card will cancel any previously submitted WHITE proxy card.  However, if you have previously signed and returned a GOLD proxy card sent to you by Potomac Capital, you may revoke it by signing, dating and returning the enclosed WHITE proxy card pursuant to the instructions in the form of proxy or by re-voting by Internet or telephone or at the Annual Meeting, as described further in the proxy statement, depending upon whether you are a registered holder or you hold your shares through a bank or broker.  Only the latest dated proxy card you vote will be counted.

Your Board unanimously recommends that you vote FOR ALL of your Board’s nominees for director: D. James Guzy, Michael J. Salameh, John H. Hart, Robert H. Smith, Thomas Riordan, Patrick Verderico, Ralph Schmitt and David Raun.

Voting Procedures and Other General Information

Why am I receiving these proxy materials?

We sent to you this Proxy Statement because your Board is soliciting your proxy to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.  Please read this Proxy Statement, as it contains important information you need to know to vote at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on three proposals at the Annual Meeting:

•	To elect eight (8) directors of the Company to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal No. 1).

•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal No. 2).

•	Advisory vote to approve named executive compensation for 2012 (Proposal No. 3).

We will also consider other business, if any, that properly comes before the Annual Meeting.

How does your Board recommend that I vote on each proposal?

Your Board unanimously recommends that you vote:

•
FOR ALL of your Board’s nominees for director included on the WHITE proxy card and described below under “Proposal No. 1 — Election of Directors”: D. James Guzy, Michael J. Salameh, John H. Hart, Robert H. Smith, Thomas Riordan, Patrick Verderico, Ralph Schmitt, and David K. Raun,

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013,

•	FOR the approval of the executive compensation of the named executive officers for 2012 as disclosed in this Proxy Statement.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By properly signing and returning the enclosed WHITE proxy card or by voting by Internet or telephone, you are giving the persons who our Board of Directors has designated as the proxies the authority to vote your shares in the manner that you indicate on your proxy card.

What should I do if I receive a GOLD proxy card from Potomac Capital Partners II, L.P.?

OUR BOARD STRONGLY URGES YOU TO DISREGARD AND NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY POTOMAC CAPITAL OR ANY PERSON OTHER THAN THE COMPANY.  Even a “withhold” vote with respect to Potomac Capital’s nominees on its GOLD proxy card will cancel any proxy previously given to the Company.

If you previously signed a GOLD proxy card or voting instruction form sent to you by Potomac Capital or any person other than PLX, you can change or revoke that proxy and vote for the Company’s nominees by (i) visiting the website noted on the WHITE proxy card to submit your vote on the Internet, (ii) using the telephone number on the WHITE proxy card to submit your vote telephonically, (iii) signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope to vote by mail, or (iv) attending the Annual Meeting to vote in person.  Only your latest-dated proxy will be voted at the Annual Meeting.

If you need assistance changing or revoking your vote, please call our proxy solicitor, MacKenzie Partners, Inc., toll free at (800)322-2885.

Who is entitled to vote at the Annual Meeting?

The close of business on November 11, 2013 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on November 4, 2013, the Company had approximately 45,716,953 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What are the voting rights of stockholders?
A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Annual Meeting. The Company’s Certificate of Incorporation does not permit cumulative voting.

How many votes must be present to hold the Annual Meeting?

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be counted in determining the presence of a quorum.

Withheld votes, abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

Can I revoke my proxy or change my vote?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. If you are the record holder of your shares (that is, if your stock is registered in your name), you may revoke your proxy in any one of four ways:

1.	signing and returning a proxy card with a later date,

2.	voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on December17, 2013,

3.	voting in person at the Annual Meeting, or

4.	giving written notice of revocation to the Company (to the attention of Arthur O. Whipple, the Company’s Secretary).

Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), you may change your vote by following options #1, 2, and 4 above.  If you wish to vote at the annual meeting, however, you must obtain a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

If you have previously signed and returned a GOLD proxy card or voting instruction form sent to you by Potomac Capital or any person other than PLX, you may revoke it by signing, dating and returning the enclosed WHITE proxy card pursuant to the instructions in the enclosed proxy statement or by re-voting by Internet or telephone or at the Annual Meeting, as described in the proxy statement.

How do I vote my shares?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed WHITE proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.  Please note that only your latest dated proxy card counts.  You may vote your proxy in one of four ways:

•	by signing and dating your WHITE proxy card and mailing it in the prepaid and addressed envelope enclosed therewith,

•	over the Internet at the web address noted in the WHITE proxy card you received,

•	by telephone through the number noted in the WHITE proxy card you received, or

•	by attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a WHITE voting instruction form with these proxy materials from that organization. Simply complete and mail the WHITE voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

How will shares in the PLX Technology, Inc. Employee Stock Ownership Plan (the “ESOP”) be voted?

As of the close of business on November 4, 2013, the PLX Technology, Inc. Employee Stock Ownership Plan (the “ESOP”) held 325,010 shares of Common Stock.  ESOP participants may direct the voting of shares allocated to their accounts under the ESOP.  As of the close of business on November 4, 2013, 276,360 shares of Common Stock have been allocated to participants under the ESOP.

You will receive with this proxy statement a WHITE proxy card for your shares and a return envelope for that proxy card addressed to Broadridge.  ESOP shares cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number.  Your voting instructions will be received and tabulated by Broadridge.  The results will be sent from Broadridge to the ESOP trustee, who will maintain the confidentiality of your personal voting instructions.  The ESOP trustee will certify the totals to the Company for the purpose of having those shares voted.  It is anticipated that, subject to its fiduciary duty, the ESOP trustee will vote the ESOP shares which are unallocated as of the Record Date and all allocated shares under the ESOP for which no timely voting direction is received in the same proportion as the number of shares of Common Stock for which the trustee has received voting directions for each proposal.

What are “broker non-votes”?

A broker non-vote occurs with respect to a particular proposal when a broker submits a proxy card for shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) and votes on one or more proposals, but the broker does not have discretionary authority to vote such shares on one or more other proposals and has not received timely voting instructions from the beneficial owner.  In uncontested solicitations, banks and brokers are allowed to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions.  Generally, this means that brokers and banks customarily have discretion to vote (if beneficial owners do not timely return voting instructions) only on the ratification of the appointment of an independent registered public accounting firm (Proposal No. 2).

When a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, brokers do not have discretion to vote shares that they hold in their name on behalf of a third party.  Therefore, if you hold shares in the name of your broker, bank or other agent and you do not provide such person with specific instructions regarding how to vote on any proposal to be voted on at the Annual Meeting, your broker, bank or other agent will not be permitted to vote your shares on that proposal.

Please note that if you want your vote to be counted on any of the proposals to be considered at the Annual Meeting, including the election of directors, you must timely vote your shares as described under “How do I vote my shares?” above.

Please remember to provide your broker, bank or other agent with specific instructions for each proposal when returning your WHITE proxy card or voting instruction form.  If you previously returned a GOLD proxy card or voting instruction form without specific voting instructions regarding how your shares are to be voted, please complete and return the enclosed WHITE proxy card or voting instruction form to your broker, bank or other agent with specific voting instructions.

How many votes are needed to elect directors?

      The PLX directors are elected by a plurality vote. As a result, the eight (8) director nominees duly nominated at the Annual Meeting receiving the highest number of “FOR” votes will be elected as directors. Votes withheld and broker non-votes will have no effect on this vote.  Please note that brokers may not vote on the election of directors in the absence of specific client instruction.  Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker.

How many votes are needed to approve the proposal to ratify the appointment of the independent registered public accounting firm?

For Proposal No. 2 to pass, it must receive the affirmative vote of a majority of the votes represented at the Annual Meeting, in person or by proxy. You may vote “FOR,” “AGAINST,” or “ABSTAIN” for Proposal No. 2.  If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

How many votes are needed to approve the advisory vote on the compensation of our named executive officers for 2012?

With respect to the “say on pay” vote (Proposal No. 3), in order to pass, it must receive the affirmative vote of a majority of the votes represented at the Annual Meeting, in person or by proxy. If you abstain from voting, it will have the same effect as an “AGAINST” vote.  Broker non-votes will have no effect.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated WHITE proxy card without marking a voting selection on a proposal, your shares will be voted, as the case may be, “FOR” the election of all of your Board’s nominees for election to the Board, “FOR” the advisory vote approving the compensation of our named executive officers for 2012 and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. Unsigned proxies will not be voted.

If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting.  A stockholder will still be able to revoke the stockholder’s proxy until it is voted.

Will other matters be voted on at the annual meeting?

We are not aware of any matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

How will votes be counted?

Votes will be counted by an independent inspector of election appointed by the Company.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at or as soon as practicable after the Annual Meeting. Voting results known to us will be published in a Form 8-K to be filed within four business days after the annual meeting. If final voting results are not then available to us, we will file an amendment to the Form 8-K to publish the final results within four business days after the final voting results are known.

What does it mean if I receive more than one WHITE proxy card or voting instruction form?

If you hold your shares in more than one account, you will receive a WHITE proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please vote using each WHITE proxy card or voting instruction form you receive as described above under “How do I vote my shares?”.  Please note that if you vote by Internet or telephone, you will need to enter each of your Control Numbers to vote all of your shares.

As previously noted, Potomac Capital has provided us with notice indicating that it intends to nominate up to five (5) nominees for election as directors at the Annual Meeting in opposition to the eight (8) highly-qualified and experienced director candidates the Board has nominated.  You may receive an opposing proxy statement and GOLD proxy card and letters or other proxy solicitation materials from Potomac Capital or other persons or entities affiliated with Potomac Capital. As a result, you may receive proxy cards from both PLX and Potomac Capital.  To ensure that stockholders have the Company’s latest proxy information and materials to vote, the Board may conduct multiple mailings prior to the date of the Annual Meeting, each of which will include a WHITE proxy card.  The Board encourages you to vote each WHITE proxy card you receive.

THE BOARD STRONGLY URGES YOU TO REVOKE ANY GOLD PROXY CARD OR VOTING INSTRUCTION FORM YOU MAY HAVE RETURNED WHICH YOU RECEIVED FROM POTOMAC CAPITAL.  Even a “WITHHOLD” vote with respect to Potomac Capital’s nominees on their GOLD proxy card will cancel any previously submitted WHITE proxy card.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM POTOMAC CAPITAL, EVEN AS A PROTEST VOTE AGAINST POTOMAC CAPITAL OR THE POTOMAC CAPITAL NOMINEES.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited, without additional compensation, by our directors and certain executive officers of the Company that are identified as “participants” on Appendix A to this Proxy Statement. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation. None of the participants will receive additional compensation for assisting with the solicitation. Additionally, the Board has retained MacKenzie Partners, Inc., a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website.  Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement.

Who will bear the cost of the solicitation of proxies?

We will pay for the entire cost of soliciting proxies on behalf of PLX. We will also reimburse brokerage firms, banks and other agents, if asked, for the cost of forwarding our proxy materials to beneficial owners.

Our aggregate additional expenses beyond those normally associated with soliciting proxies for an Annual Meeting as a result of the potential proxy contest, and excluding salaries and wages of our regular employees, are expected to be approximately $[_____], of which approximately $400,000 has been spent to date.

We estimate that MacKenzie Partners, Inc. will receive fees of $[        ], plus reasonable out-of-pocket expenses incurred on our behalf, to assist in the solicitation of proxies. MacKenzie Partners, Inc. has advised that approximately 25 of its employees will be involved in the solicitation of proxies by MacKenzie Partners, Inc. on our behalf. In addition, MacKenzie Partners, Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.  The remainder of the additional expenses will cover fees of outside counsel to advise PLX in connection with the possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders (including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners) and costs or retaining an independent inspector of elections.

What do I need for admission to the Annual Meeting?

You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on the Record Date, or you hold a valid proxy for the Annual Meeting. Stockholders who plan to attend the meeting must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company’s Common Stock on the Record Date or a legal proxy from your broker or nominee. As noted above, a legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting. Stockholders of record will be verified against an official list available at the Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

How can I obtain directions to the Annual Meeting?

Directions to the meeting location at the Company's headquarters, 870 W. Maude Avenue, Sunnyvale, California 94085, are set forth at www.plxtech.com.

What proxy materials are available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 18, 2013:  This proxy statement and our 2012 Annual Report to Stockholders are available electronically at http://materials.proxyvote.com/693417.

How can I obtain additional copies of these materials or copies of other documents?

Stockholders who wish to receive a separate written copy of this Proxy Statement or the Annual Report, now or in the future, should submit a written request to our Company’s Secretary: Arthur Whipple, PLX Technology, Inc., 870 W. Maude Avenue, Sunnyvale, California 94085.

Who can answer my questions?

Your vote at this year’s meeting is especially important, no matter how many or how few shares you own.  Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone.  If you have questions or require assistance in the voting of your shares, please call MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies:

Call Toll-Free at (800) 322-2885
or
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BACKGROUND OF PROXY SOLICITATION

The following is a chronology of the material contacts and events in our relationship with Potomac Capital leading up to the filing of this Proxy Statement:

On January 25, 2013, Potomac Capital and its affiliates, including its Co-Managing Member, Eric Singer, filed a Schedule 13D with the Securities and Exchange Commission to report that they had acquired beneficial ownership of 5.1% of PLX’s issued and outstanding common stock.

Also on January 25, 2013, Mr. Singer delivered a letter to the PLX Board in which Potomac Capital indicated that it had invested in PLX because it believed that the stock represented “compelling value” but, for that value to be realized, the PLX Board must immediately commence a process of thoroughly reviewing all strategic alternatives available to PLX, as Potomac Capital did not believe that PLX should remain an independent public company. In its letter, Potomac Capital noted that it believed that PLX’s strengthened focus and technology leadership in its core PCI Express business, recent $20 million reduction in annual operating expense, attractive margin profile, intellectual property and undervaluation in the public market make it an attractive target of both strategic and financial interest and that it was “imperative” that the PLX Board and management translate this interest into a value-maximizing transaction.

On February 4, 2013, D. James Guzy, Sr., the Chairman of the PLX Board, responded in writing to Mr. Singer’s letter. In his response, Mr. Guzy welcomed Potomac Capital and its affiliated entities as stockholders of PLX and thanked them for their interest in PLX. Mr. Guzy also noted that the PLX Board regularly reviews and considers strategic alternatives available to PLX in the discharge of its fiduciary obligations and will continue to do so. Mr. Guzy further noted that the PLX Board supports PLX management’s approach of periodically speaking and/or meeting with significant stockholders of PLX and discussing with them publicly available information about PLX and its business, and that the PLX Board had asked PLX’s management to meet with Mr. Singer.

On February 5, 2013, David Raun, PLX’s President and Chief Executive Officer, received an e-mail from Mr. Singer requesting the opportunity to meet with members of the PLX Board.  Mr. Singer noted in his e-mail that a proxy contest at the 2013 Annual Meeting could be avoided if the PLX Board commenced a review of strategic alternatives.

On February 26, 2013, in response to Mr. Singer’s request, two independent members of the PLX Board, Michael J. Salameh and Thomas Riordan, met with Mr. Singer at the principal executive offices of PLX. Also present at this meeting were Mr. Raun and Arthur O. Whipple, PLX’s Chief Financial Officer. During the course of this meeting, Mr. Singer expressed negative views regarding PLX’s performance, leadership, governance and strategic direction.  Mr. Singer also indicated that he believes that the PLX Board should retain an investment banker and explore the sale of PLX.

On March 6, 2013, PLX received a notice from Potomac Capital, expressing its intention to nominate five (5) alternative candidates to stand for election to the PLX Board at the 2013 Annual Meeting. Potomac Capital’s notice is referred to in this Proxy Statement as the “Notice.” Potomac Capital did not provide any reasons in its Notice as to why a change in the PLX Board was appropriate.

On March 7, 2013, Mr. Raun e-mailed Mr. Singer and asked why Mr. Singer was considering a proxy contest to seek control of the Company. Mr. Raun urged Mr. Singer to engage in a constructive dialogue with him on how to avoid a proxy contest at the 2013 Annual Meeting.

On March 8, 2013, Mr. Singer replied to Mr. Raun’s e-mail. In his response, Mr. Singer indicated that Potomac Capital had submitted its notice of director nominations to PLX so as to preserve its rights as a stockholder. Mr. Singer also expressed critical views as to PLX’s acquisition record and ability to thrive as an independent entity and expressed the view of Potomac Capital that, due to industry trends, PLX’s assets had become more valuable over the past year and that PLX should immediately explore strategic alternatives to maximize the value of these assets. Mr. Singer further indicated that Potomac Capital was not seeking control of PLX and was willing to engage in discussions that would not result in a change in the majority of the PLX Board as part of a settlement.

On March 20, 2013, Potomac Capital submitted a summary proposal to PLX for avoiding a proxy contest at the 2013 Annual Meeting. In Potomac Capital’s proposal, Mr. Singer proposed that the size of PLX Board be expanded to ten (10) members and that the PLX Board immediately appoint Mr. Singer and one of his other nominees, Steve Domenik, to the PLX Board.  Mr. Singer also asked the PLX Board to adopt a mandatory retirement policy requiring that no director may stand for election after reaching age 75.  PLX currently has two directors over the age of 75.  In addition, Mr. Singer asked that the PLX Board form a strategic committee of five (5) members to explore all strategic alternatives available to PLX and appoint Mr. Singer and his nominee, Mr. Domenik, to this committee. Mr. Singer also asked to be appointed to the nominating and compensation committee.  Mr. Singer asked to have Mr. Domenik be appointed to the nominating committee.

On April 17, 2013, three representatives of the PLX Board, Michael Salameh, Ralph Schmitt and John Hart, met in person with Mr. Singer. During the course of this meeting, Mr. Singer expressed his view that the PLX Board should, with the assistance of an investment banker, commence a process to consider the sale of PLX.  The PLX Board representatives asked Mr. Singer if he would consider executing a confidentiality agreement so that the PLX Board would not be subject to the legal restraints that currently prevent it from having a broader discussion with Mr. Singer. While Mr. Singer expressed some reluctance to executing a confidentiality agreement, he indicated that he would consider it and discuss the possibility with counsel. The PLX Board representatives also discussed with Mr. Singer the various terms he had proposed to PLX to avoid a proxy contest at the 2013 Annual Meeting, including: Mr. Singer’s demand that he have at least two (2) representatives on the PLX Board, including himself; that the PLX Board adopt a mandatory retirement age of 75; and that the PLX Board form a strategic committee of five (5) members, including himself and one other representative of Potomac Capital. At this meeting, Mr. Singer also indicated that he was continuing to buy PLX shares.

On April 19, 2013, Mr. Salameh had a telephone call with Mr. Singer during which Mr. Singer indicated that he was not willing to execute any form of confidentiality agreement with PLX.  Mr. Singer reiterated his previously expressed view that the PLX Board should consider a sale of PLX and indicated that he may take it upon himself to contact prospective acquirers to solicit their interest in PLX and may also seek to involve an investment banker.

On May 17, 2013, Mr. Salameh had a telephone call with Mr. Singer during which Mr. Singer informed Mr. Salameh that he was in the process of accumulating shares of PLX common stock to increase his position to 10%. Mr. Singer then reiterated his view that the PLX Board should be actively pursuing the sale of PLX.

On June 19, 2013, Mr. Salameh called Mr. Singer in response to an e-mail message he received from Mr. Singer requesting such a call. Mr. Singer informed Mr. Salameh that Potomac Capital now held over 8% of PLX’s issued and outstanding common stock and was continuing to buy PLX shares so as to reach 10% of PLX’s issued and outstanding common stock. Mr. Singer reiterated his view that the PLX Board’s primary focus should be to sell PLX as he believed that there were acquirers that were willing to pay premiums and that PLX does not have sufficient scale to be successful long term.

On June 20, 2013, Mr. Salameh had a telephone call with Mr. Singer during which Mr. Singer proposed that he would be willing to consider terminating his proxy contest with respect to the 2013 Annual Meeting in exchange for being able to replace three (3) existing members of the PLX Board with three (3) of his nominees. Mr. Salameh responded that he would relay Mr. Singer’s proposal to the PLX Board.

On June 26, 2013, Mr. Salameh had a telephone call with Mr. Singer during which Mr. Singer indicated that he was considering taking immediate action to cause the PLX Board to be reconstituted. Mr. Singer was not specific as to what he was contemplating but indicated that his preference would be for the PLX Board to take action to reconstitute itself. Mr. Salameh asked Mr. Singer to put such a proposal in writing.

On July 8, 2013, Mr. Salameh had a telephone call with Mr. Singer during which time Mr. Singer indicated that he was considering taking action to reconstitute the PLX Board but was not specific as to the timing of any such action. Mr. Singer reiterated many of his previously expressed views regarding PLX’s performance, leadership, governance and strategic direction as well as his view that the PLX Board should take action to explore the sale of PLX.

On July 22, 2013, following PLX’s second quarter earnings call, Messrs. Raun and Whipple had a telephone call with Mr. Singer. During the course of this telephone call, Mr. Singer sought confirmation as to whether the PLX Board would be made aware of any indications of interest to acquire PLX that were communicated to any officer or director of PLX.  Mr. Raun confirmed that any such interest would be referred to the PLX Board for its consideration.

On July 25, 2013, representatives of the PLX Board, Messrs. Salameh and Riordan, met with Mr. Singer in person. Mr. Singer indicated to Mr. Salameh that, for a proxy contest to be avoided at the 2013 Annual Meeting, he would expect to be able to replace three (3) existing members of the PLX Board with three (3) of his nominees, including himself.

On July 29, 2013, Potomac Capital directed a letter to Mr. Riordan in which Mr. Singer again reiterated his request that PLX’s management and the PLX Board “take immediate steps to enhance stockholder value”.

On August 4, 2013, Mr. Salameh, on behalf of PLX Board, replied in writing to Mr. Singer’s letter dated July 29, 2013.  In his reply to Mr. Singer, Mr. Salameh responded to Mr. Singer’s comments that management and the PLX Board need to “take immediate steps to enhance stockholder value.” Mr. Salameh noted the past efforts of the PLX Board to maximize stockholder value through a combination with Integrated Device Technology, Inc. While this transaction was ultimately blocked by the Federal Trade Commission, these past efforts should leave no doubt in the minds of PLX stockholders that the PLX Board is steadfast in its commitment to act in the best interests of its stockholders and its willingness to expend considerable amounts of effort to pursue value-maximizing opportunities. Mr. Salameh further advised Mr. Singer that while the PLX Board remains open to alternatives to maximize stockholder value, it does not believe that a commitment to acting in the best interests of all stockholders and to maximizing stockholder value means selling PLX at an inopportune time and for an inadequate price.

On September 25, 2013, Mr. Raun met with Mr. Singer at an investor conference in New York City. During the course of this meeting, Mr. Singer informed Mr. Raun that he would prefer to avoid a proxy contest at the 2013 Annual Meeting to minimize the distraction and cost. Mr. Singer indicated to Mr. Raun that he must be added to the PLX Board to protect his investment in PLX. Mr. Singer indicated that he was looking to have two to three of his nominees, including himself, added to the PLX Board. Mr. Singer also indicated that, notwithstanding his numerous past public and private statements urging the PLX Board to explore a sale of PLX, he was now open to the possibility of PLX remaining independent if PLX’s strategic plan for building stockholder value offers a better return than selling PLX.

On October 5, 2013, Mr. Salameh held a telephone call with Mr. Singer during which they discussed potential terms for avoiding a proxy contest at the 2013 Annual Meeting.  Mr. Singer indicated that, while he was open to a negotiated solution to avoid the disruption and expense of a proxy contest, he was not prepared with a detailed proposal but indicated he was seeking, among other terms, (i) to replace three (3) seats on the PLX Board with three (3) of his nominees, including himself, and (ii) the adoption of a mandatory retirement age for members of the PLX Board. Mr. Singer also indicated that he no longer believed that the PLX Board should explore a sale immediately.

On October 8, 2013, PLX responded to Potomac Capital’s request to inspect various stockholder records and indicated that the stockholder records would be made available beginning on October 10, 2013.

Also on October 8, 2013, Mr. Schmitt met with Mr. Singer in an effort to continue to discuss potential terms for avoiding a proxy contest. Mr. Schmitt informed Mr. Singer that the PLX Board was willing to interview Potomac Capital’s nominees to determine which individuals would have the greatest likelihood to bring the PLX Board experience and knowledge beneficial to PLX and, thereafter, would seek to come to settlement with Potomac Capital. Mr. Singer indicated to Mr. Schmitt that any proxy settlement would need to include Mr. Singer as a Director. Mr. Singer also indicated that he would not accept less than three (3) of his nominees being added to the PLX Board.

On October 11, 2013, PLX delivered to Potomac Capital a settlement proposal that contemplated, among other provisions, the following terms: (i) PLX would immediately increase the size of its Board from eight (8) members to ten (10) members, (ii) PLX would appoint Messrs. Singer and Domenik to the PLX Board with terms expiring at the 2013 Annual Meeting, (iii) PLX would include Messrs. Singer and Domenik in its slate of directors at the 2013 Annual Meeting and the 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting"), and would recommend that stockholders vote for Potomac Capital’s representatives, (iv) the size of the PLX Board would be resized from ten (10) members to eight (8) members prior to the 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"), (v) the size of the PLX Board would not be increased beyond ten (10) directors for the length of the standstill period, (vi) provided that Potomac Capital’s beneficial ownership interest in PLX did not fall below 10% of PLX’s issued and outstanding shares, Potomac Capital would have the right to recommend replacement directors reasonably satisfactory to the PLX Board if Mr. Singer and/or Mr. Domenik no longer serve as directors for any reason through the 2014 annual meeting and, if Potomac Capital’s beneficial ownership interest in PLX was between 5% and 10% of PLX’s issued and outstanding shares, Potomac Capital would have the right to recommend replacement of one director; (vii) PLX would form a strategy committee of no more than five (5) members and each of the Potomac Capital nominees would be appointed to such committee, (viii) Potomac Capital would agree to vote all of its shares at the 2013 Annual Meeting and 2014 annual meeting (A) in favor of PLX’s director nominee slate, which would include Messrs. Singer and Domenik, and (B) against any stockholder proposal that is not recommended by the PLX Board, (ix) PLX would reimburse Potomac Capital for up to $75,000 for expenses incurred with respect to its activist activities against PLX, and (x) Potomac Capital would agree to customary standstill restrictions that would continue until the date that is ten (10) calendar days prior to the expiration of the period during which stockholders of PLX are entitled to deliver notice of stockholder nominations for the election of directors at PLX’s 2015 annual meeting, as set forth in the advance notice provision of PLX’s Bylaws.

On October 12, 2013, Messrs. Salameh and Schmitt held a telephone call with Mr. Singer to discuss the settlement proposal that had been provided by PLX to Potomac Capital.

On October 13, 2013, Potomac Capital responded to PLX’s settlement proposal with a counter-proposal that contemplated, among other provisions, the following terms: (i) PLX would expand the size of its Board by three (3) directors and appoint Messrs. Domenik and Singer as well as a third nominee to be mutually agreed upon (collectively, the “New Potomac Directors”) to fill such vacancies, (ii) in connection with the 2013 Annual Meeting, PLX would reduce the size of the PLX Board to nine (9) directors and Potomac Capital would be entitled to identify which current directors would not stand for re-election, (iii) the size of the PLX Board would not be increased beyond nine (9) directors for the length of the standstill period, (iv) PLX would nominate the New Potomac Directors for election at the 2013 Annual Meeting, (v) provided Potomac Capital’s ownership interest in PLX was at least 3% of PLX’s issued and outstanding shares, Potomac Capital would have the right to recommend replacement directors for any and all of the New Potomac Directors, (vi) PLX would immediately appoint Mr. Singer as a member of each of the PLX Board’s Nominating Committee and Compensation Committee, (vii) PLX would immediately appoint Mr. Domenik as a member of the PLX Board’s Audit Committee, (viii) PLX would immediately form a strategic review committee of no more than four (4) members and Messrs. Singer and Domenik would be appointed to such committee with Mr. Singer serving as chairman of the committee, (ix) PLX would reimburse Potomac Capital for up to $150,000 of expenses incurred with respect to its activist activities against PLX, and (x) Potomac Capital’s proposed standstill restrictions, which were more limited than those in PLX’s October 11, 2013 proposal and contained various carve-outs, would only last until ten (10) calendar days prior to the deadline for submission of stockholder nominations for the 2014 annual meeting, which would allow for another proxy contest in 2014.

Also on October 13, 2013, Mr. Salameh e-mailed Mr. Singer to confirm receipt of Potomac Capital’s counter-proposal and to inform Mr. Singer that Messrs. Salameh and Schmitt, recognizing that this is a time-sensitive matter for PLX and Potomac Capital, would be reviewing Potomac Capital’s counter-proposal with other members of the PLX Board later that day and should be able to provide Potomac Capital with some feedback regarding its counter-proposal by October 15, 2013.

On October 15, 2013, PLX responded to Potomac Capital’s counter-proposal and indicated that PLX did not believe that Potomac Capital’s offer provided an acceptable settlement framework that would provide PLX with a meaningful standstill such that Potomac Capital would not be able to initiate another proxy contest until sometime after PLX’s 2014 annual meeting. PLX noted that a fundamental component of its settlement proposal was that PLX would support the inclusion on the PLX Board of two (2) Potomac nominees at both the 2013 Annual Meeting and the 2014 annual meeting in exchange for Potomac Capital agreeing to be bound by a broad and comprehensive standstill until after the advance notice period opens for the 2015 annual meeting. PLX also expressed its concern with the various exceptions to the standstill Potomac Capital was seeking that PLX believes would be inconsistent with the spirit and intent of the settlement it had been discussing with Potomac Capital.

On October 21, 2013 Mr. Singer called Mr. Raun and Mr. Salameh and expressed concerns about the Company’s performance and expressed critical views as to the composition of the Board.  Mr. Singer indicated that he was still considering seeking control of the Board at the 2013 Annual Meeting.  Mr. Singer also expressed his view that PLX should explore a sale transaction.

On October 25, 2013, Potomac Capital issued a press release and open letter to stockholders claiming that the PLX Board has not engaged in “meaningful discussions” with him in order to avoid a proxy contest at the 2013 Annual Meeting. Given the numerous settlement discussions that have taken place between PLX and Potomac Capital and Potomac Capital’s consistent stance that it was not amenable to a comprehensive standstill that would prevent Potomac Capital from interfering with any value-maximizing actions that may be taken by the PLX Board, PLX believes that Potomac Capital has mischaracterized the historical record.

On October 25, 2013, PLX filed the preliminary form of this Proxy Statement with the SEC.

On October 26, 2013, Mr. Schmitt held a telephone call with Mr. Singer and sought to constructively discuss with Mr. Singer how PLX and Potomac Capital could avoid a costly and disruptive proxy contest.  During the course of the call, Mr. Singer indicated that Potomac Capital was now prepared to revisit its previous opposition to a comprehensive standstill and was prepared to agree to a comprehensive standstill that would continue until after the advance notice period opens for the 2015 Annual Meeting. Mr. Singer also indicated to Mr. Schmitt that he was now considering seeking control of PLX rather than just minority representation on the PLX Board.

 On October 27, 2013, PLX sent a letter to Potomac Capital indicating that it believed that Potomac Capital’s willingness to consider a broad standstill that would continue until after the advance notice period opens for the 2015 Annual Meeting was encouraging and a step in the right direction. PLX included with its letter an updated settlement proposal to avoid a proxy contest at the 2013 Annual Meeting. PLX proposed, among other things, that two current members of the PLX Board, to be determined by the PLX Board, would not stand for re−election at the 2013 Annual Meeting, the PLX Board would be increased from eight to nine directors, and the Board would nominate Mr. Singer, Mr. Domenik and a third nominee, as mutually agreed upon by PLX and Potomac Capital for election at the Annual Meeting. PLX also proposed to re−nominate the three new directors at the 2014 Annual Meeting under the assumption that the 2014 Annual Meeting would not be a contested meeting. In accordance with Mr. Singer’s previous representation to Mr. Schmitt the previous day that Potomac Capital would agree to a broad standstill, PLX requested that Potomac Capital enter into a standstill agreement that would prevent Potomac Capital from, among other things, either launching another costly and disruptive proxy contest against PLX until 10 days prior to PLX’s nomination deadline for the 2015 Annual Meeting or interfering with any value-maximizing actions that may be taken by the PLX Board.

On October 28, 2013, PLX received a counterproposal from Potomac Capital that was substantially different than the proposal that had been provided by PLX the previous day.  In its counterproposal, Potomac Capital was now insisting, as a condition to avoiding a proxy contest at the 2013 Annual Meeting, that three current members of the PLX Board not stand for re-election and that Potomac Capital would have final say over who those three directors would be.  Potomac Capital also indicated that it wanted three representatives on the PLX Board rather than just the two that had been previously proposed by Potomac Capital. Potomac Capital also proposed that it be immediately granted “observer rights” such that its three nominees would be permitted to attend all meetings of the PLX Board and be entitled to receive copies of all information furnished to the Board. Notwithstanding its request for “observer rights” and requests for copies of all information that was provided to members of the PLX Board, Potomac Capital’s proposal did not include any indication that it would agree to confidentiality or stock trading restrictions.  As Potomac Capital discloses in its proxy statement, it previously refused to enter into a customary confidentiality agreement with PLX that would have facilitated a candid discussion of the PLX Board’s ongoing initiatives to enhance stockholder since Potomac Capital was concerned with being restricted from its ongoing accumulation of PLX shares. Potomac Capital also made clear in its counterproposal that it was not prepared to agree to a comprehensive standstill and the limited standstill it indicated it might agree to would be conditioned on Potomac Capital’s three nominees being nominated at both the 2013 Annual Meeting and the 2014 Annual Meeting. Potomac Capital specifically requested, as a carve-out to the standstill, that it have the flexibility to “engage in any course of conduct with the purpose of causing stockholders of PLX to vote contrary to the recommendation of the PLX Board on any matter presented to the PLX stockholders at any meeting of PLX’s stockholders” and to “make any public communication in opposition to any transaction approved by the PLX Board.” Potomac Capital also requested that it not be restricted during the standstill period from bringing litigation against PLX or its directors or officers.

While PLX continues to be interested in avoiding a proxy contest at the 2013 Annual Meeting, to date, PLX has received no indication from Potomac Capital that it is prepared to agree to a settlement that would provide PLX with a meaningful standstill, particularly a standstill that would prevent Potomac Capital from being able to interfere during the standstill period with any future actions that your Board may take to maximize value for all stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by your Board pursuant to the Bylaws of the Company, the authorized number of directors of the Company is currently set at eight.

The Nominating Committee of your Board has recommended, and your Board has nominated, the eight nominees listed below for election as directors at the Annual Meeting, each to serve until the 2014 annual meeting of stockholders, until each director’s successor is duly elected or appointed and qualified, or until the earlier resignation or removal of the director. All of the nominees are currently directors of the Company, and each of the nominees named below has consented, if elected as a director of the Company, to serve until his term expires. Your Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve if elected as a director. However, if for any reason any such nominee becomes unable or declines to serve as a director the Board, upon the recommendation of its Nominating Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated before the Annual Meeting, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC. Each of the eight nominees for director who receives the greatest number of votes will be elected.

Set forth below are the names, ages and certain biographical information relating to the director nominees as of the Record Date.In selecting the director nominees that we are proposing for election, your Board has focused on selecting experienced Board candidates who will work together constructively with a focus on operational excellence, financial strength and the growth of stockholder value.

Name of Nominee	Age	Position with Company	Director Since
D. James Guzy (1)(2)	77	Chairman of the Board	1986
Michael J. Salameh	59	Director	1986
John H. Hart (2)(3)	68	Director	1999
Ralph Schmitt	53	Director	2008
Robert H. Smith (1)(3)	76	Director	2002
Thomas Riordan	57	Director	2004
Patrick Verderico (1)	69	Director	2004
David K. Raun	51	President, Chief Executive Officer And Director	2012
____________________

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating Committee

D. James Guzy has served as our Chairman of the Board since 1986. He has been Chairman of Arbor Company, a limited partnership engaged in the electronics and computer industry, since 1969 and Co-founder and Chairman of SRC Computers LLC, a developer of reconfigurable processor-based computers, since 1996. Mr. Guzy also serves on the board of Alliance Bernstein Core Mutual Fund since 1982. He has served as a director of Cirrus Logic, a developer of high-precision analog and mixed-signal integrated circuits, from 1984 to 2011, a director of Intel, a semiconductor chip maker, from 1969 to 2008, a director and director emeritus of Novellus Systems, a developer and manufacturer of systems used in the fabrication of integrated circuits, from 1990-2003 and 2004-2006 respectively, a director and director emeritus of Micro Component Technology, Inc., a semiconductor test equipment manufacturer, from 1993-2004 and 2005-2008 respectively, a director and director emeritus of LogicVision, a provider of semiconductor built-in-self- test BIST and diagnostic solutions, from 1999-2004 and in 2005 respectively, and a director and director emeritus of Tessera Technologies, a developer of miniaturization technologies for chip-scale, multichip, and wafer-level packaging, from 2000-2004 and in 2005 respectively. Mr. Guzy received a B.S. from the University of Minnesota and an M.S. from Stanford University. The Board selected

Mr. Guzy to serve as a director because of his long experience with the Company, experience with public company governance and knowledge of the semiconductor industry.  He was a founding investor of the Company and served as Chairman since the beginning and is therefore very familiar with the Company’s markets, customers and competition.   Furthermore he has over 40 years of experience serving as an investor and director of numerous public companies, including many leading semiconductor companies.

Michael J. Salameh co-founded PLX and served as our Chief Executive Officer and as a member of the Board of Directors from PLX's inception in May 1986. He retired from his position as CEO in November 2008 and continues to serve as a director. In addition to serving as PLX’s CEO for 22 years, he personally participated in many of the key company functions including sales, marketing, engineering, accounting, quality assurance, operations and compensation.  He is familiar with the company’s critical business processes, the key people and the business landscape including customers, markets, suppliers and competition.  Mr. Salameh currently performs management consulting for private technology companies.  He has more than 25 years of chief executive and marketing experience in the semiconductor industry. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in Engineering and Applied Science from Yale University and an M.B.A. from Harvard Business School.  The Board selected Mr. Salameh to serve as a director because of his industry experience and knowledge of the Company.

John H. Hart has been a director of PLX since April 1999. He is a former senior vice president and Chief Technology Officer of 3Com. At 3Com, Mr. Hart was responsible for the overall strategic direction of the company during the 10 year period from 1990 to 2000 in which it grew annual revenue from $400 million to almost $6 billion. He architected and led 3Com’s “Fast, Cheap and Simple” (FCS) first/last mile networking strategy and was responsible for 3Com’s Advanced Development Lab which pioneered Ethernet adapter and switch solutions, 802.11 solutions, and cable modems/low cost routers. Prior to 3Com, Mr. Hart was Vice President of Engineering at Vitalink Communications Corporation where he led the group that invented, patented and shipped the industry’s first Ethernet switching products. He has experience in determining successful strategic directions. Mr. Hart currently serves on the board of Plantronics Inc. since 2006, and previously served on the boards of Coherent Inc. from 2000-2010, and Clearspeed Technology PLC from 2002-2008. He holds a Bachelor of Science in Mathematics from the University of Georgia.  The Board selected Mr. Hart to serve as a director because of his technology experience and perspective.  Many of the technology and market trends and business issues that Mr. Hart experienced at 3Com are directly relevant to PLX’s business.

Ralph Schmitt served as our President and Chief Executive Officer, and has been a member of our board of directors, since November 2008. He resigned from his position as CEO in October 2012 and continues to serve as a director. He has been involved in the semiconductor industry for more than 25 years in various diversified areas such as design, application, sales, marketing and general management. Mr. Schmitt has served on multiple semiconductor boards and has run four different semiconductor companies. In October 2012, Mr. Schmitt was appointed Chief Executive Officer of OCZ Technology Group, which designs, manufactures, and distributes solid state drives and computer components. In April 2011, he joined the board of OCZ Technology Group.  He chaired the Global Semiconductor Alliance (GSA) Emerging Company Council from 2010 to 2012 and was on the GSA board in 2012. Prior to joining our company, Mr. Schmitt consulted with a variety of venture capitalists, as well as acted as chief executive officer of Legend Silicon, a privately funded Chinese terrestrial digital TV semiconductor company. From June 2005 to August 2007, Mr. Schmitt served as the chief executive officer of Sipex, an analog semiconductor company, which merged with Exar Corporation in August 2007. Upon the completion of the merger, he was appointed chief executive officer and a director of Exar, positions he held until the end of 2007. From 1999 to 2005, Mr. Schmitt was the Executive Vice President of Sales, Marketing and Business Development for Cypress Semiconductor, a seller of a broad range of semiconductor products to global markets. He has also served on the boards at Cypress subsidiaries and other privately held semiconductor and systems companies. Mr. Schmitt received his BSEE from Rutgers University. The Board previously selected Mr. Schmitt to serve as a director because he was the chief executive officer of the Company, and is currently proposing his nomination as a director based on his experience in the semiconductor industry and his relationships with many executives and senior management at semiconductor companies throughout the United States.

Robert H. Smith has been a director of PLX since November 2002. Mr. Smith has extensive experience in a variety of industries, including the semiconductor industry and has had management experience in a variety of roles. His experience as Chief Financial Officer of publicly held companies also provides valuable knowledge of financial statement preparation and regulatory compliance. From May 1995 to August 2002, Mr. Smith worked at Novellus Systems Inc., a semiconductor equipment manufacturer, where his last position was Executive Vice President of Administration in the Office of the CEO and board member. In 1994, Mr. Smith held the position of chairman of the board of directors for Micro Component Technology, Inc., a semiconductor test-equipment manufacturer. From 1986 through 1990, Mr. Smith served as the president of Maxwell Graphics, Inc., a printing company. From 1982 through 1986, Mr. Smith held chief financial officer positions with Maxwell Communications of North America Corp. and R. R. Donnelley and Sons, printing companies. He previously also held executive positions with Honeywell, Inc., Memorex Corp. and Control Data Corp. Mr. Smith was also a member of the board of directors for Cirrus Logic, Inc., from 1990 to 2012 and ON Semiconductor Corporation from 2005 to 2012, both semiconductor companies, Epicor Software Corporation, a software company from 2003 to 2011 and Virage Logic Corporation, a semiconductor company from 2003 to 2010. The Board selected Mr. Smith to serve as a director because he has served as chief financial officer, audit committee chairman and audit committee member for a variety of companies and he has an extensive understanding of the internal and external financial reporting of public companies.

Thomas Riordan was appointed to the Board of Directors in November 2004 and has more than 30 years of experience in the solid-state electronics industry. In May 2011, Mr. Riordan was appointed Chief Operating Officer of MoSys, Inc., a provider of serial chip-to-chip communications products. Prior to joining MoSys Inc., Mr. Riordan was president and CEO of Exclara, a fabless semiconductor supplier of ICs for solid-state lighting, from 2006 until 2010. Before that, he was vice president of the microprocessor division of PMC-Sierra, Inc., a semiconductor company, from 2000 to 2004. From August 1991 to August 2000, Mr. Riordan was chief executive officer, president and a member of the board of directors of Quantum Effect Devices, Inc. (QED), a semiconductor design company that Mr. Riordan co-founded. QED went public on NASDAQ in 1999 and was subsequently acquired by PMC-Sierra.  From February 1985 to June 1991, Mr. Riordan served in various design and managerial roles, most recently as director of research and development at MIPS Computer Systems, Inc., a semiconductor design company. From March 1983 to January 1985, Mr. Riordan served as a design engineer at Weitek Corporation, a semiconductor company. From October 1979 to February 1983, Mr. Riordan was a design engineer at Intel Corporation. Mr. Riordan also serves on the boards of directors of Mellanox Technologies Ltd., a semiconductor company since 2003, and several private companies. Mr. Riordan holds Bachelor of Science and Master of Science degrees in Electrical Engineering as well as a Bachelor of Arts degree in Government from the University of Central Florida and has done post-graduate work in Electrical Engineering at Stanford University.  The Board selected Mr. Riordan to serve as a director largely because of his experience in building QED into a leading microprocessor company. QED (now part of PMC-Sierra) and PLX are both complex digital chip fabless semiconductor companies and therefore have many common characteristics such as design and manufacturing methodologies, supply chain systems and marketing and sales processes.

Patrick Verderico has been a director of PLX since November 2004. He is an operations and financial executive with more than 25 years of industry and consulting experience with high technology companies. Mr. Verderico has extensive line experience in manufacturing, finance, planning, and international operations with service as a corporate officer in seven high technology companies in manufacturing, finance and executive management.  Mr. Verderico’s international experience includes expatriate assignments in Latin America and Asia.  He has served on the Board of Directors of three publicly traded semiconductor companies before joining the Board of PLX.  Mr. Verderico is a certified public accountant and has both audit and compensation board committee experience. From 1992 to 2008, Mr. Verderico served as a director of Micro Component Technology, Inc., a semiconductor test equipment manufacturer. He also previously served on the board of directors of OSE USA, Inc., a semiconductor-packaging foundry, from 1997-2006 and Catalyst Semiconductor, a programmable integrated circuit manufacturer, from 1996-2000. From January 2001 to January 2003, he was Chief Financial Officer of Ubicom, an Internet processor and software company. From April 1997 to November 2000, he worked at OSE USA, Inc. where his last position was President and Chief Executive Officer. Prior to 1997, Mr. Verderico held executive positions with Maxtor as Chief Operating Officer, Creative Technology as Chief Financial Officer, Cypress Semiconductor as Chief Financial Officer, Philips Semiconductors as Vice President of Assembly Operations, National Semiconductor as Corporate Controller, and a former partner of Coopers & Lybrand. Mr. Verderico received a B.A. from the University of Akron and a Masters of Public Administration (M.P.A.) from Pennsylvania State University.  The Board selected Mr. Verderico to serve as a director because he has broad financial and operational management experience with high technology companies, and has experience with board committee functions such as audit and compensation.

David K. Raun was appointed President and Chief Executive Officer, and became a member of our board of directors in December 2012, after having served as interim President and Chief Executive Officer since October 2012.  Prior to that, he was our Senior Executive Vice President and General Manager of Product Lines since March 2012, having served as our Vice President, Marketing and Business Development since May 2007, and our Vice President, Marketing since November 2004.  From January 2002 to November 2004, Mr. Raun was Vice President of Marketing at Pericom Semiconductor. From April 2001 to September 2001, Mr. Raun was Executive Vice President & General Manager at Actovate, a technology-based marketing company. From September 1989 to November 2000, Mr. Raun worked at Waferscale Integration, Inc., where his last position was Vice President of PSD & Memory Products. From 1985 to 1989, Mr. Raun held various sales, sales management, and marketing positions at AMD. Mr. Raun received a B.S. in Electrical and Computer Engineering from the University of California, Santa Barbara.  The Board selected Mr. Raun to serve as a director because of his appointment described at the beginning of this paragraph. Mr. Raun brings almost 30 years of semiconductor experience including executive roles over the past 16 years working with multiple different boards and CEOs.  He has an extensive understanding of PLX’s markets, customers, products, challenges and opportunities.

As noted elsewhere in this Proxy Statement, Potomac Capital has notified us of its intention to nominate up to five (5) director candidates for election at the Annual Meeting in opposition to the highly-qualified and very experienced director candidates nominated and recommended by your Board. Your Board does not endorse the election of any of Potomac Capital’s nominees. You may receive an opposing proxy statement and GOLD proxy card and letters or other proxy solicitation materials from Potomac Capital or other persons or entities affiliated with Potomac Capital. Please be advised that we are not responsible for the accuracy of any information provided by or relating to Potomac Capital contained in any proxy solicitation materials filed or disseminated by Potomac Capital or any other statements that they may otherwise make.

We urge you to disregard any GOLD proxy card or voting instruction form that you may receive from Potomac Capital and to sign and return only the WHITE proxy card that you receive from PLX.  Even a “withhold” vote with respect to Potomac Capital’s nominees on their GOLD proxy card will cancel any proxy previously given to PLX.  If you previously signed a GOLD proxy card sent to you by Potomac Capital, you can revoke that proxy and vote for the Board’s nominees as described above.  Only your latest dated proxy will count.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE
AND INCLUDED ON THE ENCLOSED WHITE PROXY CARD
AND URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR VOTING
 INSTRUCTION FORM SENT TO YOU BY OR ON BEHALF OF POTOMAC CAPITAL

BOARD AND CORPORATE GOVERNANCE MATTERS

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

During the year ended December 31, 2012, the Board of Directors held five regular meetings and twenty special meetings. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During the year ended December 31, 2012, no director attended fewer than 90% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. One of the current members of the Board attended the 2012 annual meeting of stockholders. The Board has determined that a majority of the Board members, D. James Guzy, Michael J. Salameh, Thomas Riordan, Patrick Verderico, John H. Hart and Robert H. Smith, are independent directors as defined in the listing standards of The NASDAQ Global Market LLC. Consistent with the principles of the NASDAQ listing standards, the Board also determined that ownership of the Company’s stock by a director is not inconsistent with a determination of independence.

     Audit Committee

The Audit Committee, which held four meetings in the year ended December 31, 2012, consists of Mr. Smith, Mr. Guzy and Mr. Verderico, with Mr. Smith serving as its chairman. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial controls, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee reviews and pre-approves the engagement of the Company’s independent registered public accounting firm to perform audit and non-audit services and the related fees. The Board has determined that all members of the Audit Committee are independent directors as defined in the listing standards of NASDAQ. The Board has further determined that Robert H. Smith is an “audit committee financial expert” as defined by SEC rules.

The Board of Directors has adopted and approved a charter for the Audit Committee, a copy of which can be viewed at the Company’s website at www.plxtech.com.

     Compensation Committee

The Compensation Committee, which held three meetings in the year ended December 31, 2012, consists of Mr. Guzy and Mr. Hart, with Mr. Hart serving as its chairman. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s equity compensation plans and performs such other duties as may from time to time be determined by the Board. The Board has determined that all members of the Compensation Committee are independent directors as defined in the listing standards of NASDAQ. The Board of Directors has adopted and approved a charter for the Compensation Committee, a copy of which can be viewed at the Company’s website at www.plxtech.com.

     Nominating Committee

The Nominating Committee, which held one meeting in the year ended December 31, 2012, consists of Mr. Hart, who serves as chairman, and Mr. Smith. The Nominating Committee assists the Board of Directors in selecting nominees for election to the Board of Directors and monitors the composition of the Board. The Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the absence of stockholder proposals prior to 2012, and that stockholder nomination proposals, such as received in 2012 and 2013, are best considered on a case by case basis. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company at 870 W. Maude Avenue, Sunnyvale, California 94085, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating Committee. Except in the case of a contested director election, to which the committee intends to respond on a case by case basis, there are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating Committee. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

Notwithstanding the foregoing, a stockholder wishing to nominate directors as a formal proposal (rather than simply a recommendation) must comply with timing and other requirements of our bylaws referred to under “Stockholder Proposals” below in this proxy statement.

The Board has determined that all members of the Nominating Committee are independent directors as defined in the listing standards of NASDAQ.

The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website on www.plxtech.com.

     Criteria and Diversity

In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to become involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience on the Board, the Committee evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and the requirements of the Company.  The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2012, no executive officer of the Company served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

Communication between Stockholders and Directors

The Board currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to D. James Guzy, Chairman of the Board, c/o PLX Technology, Inc., 870 W. Maude Avenue, Sunnyvale, California 94085.

Board Leadership Structure

Your Board is committed to maintaining an independent Board, and for many years a majority of your Board has been comprised of independent directors. Mr. Guzy has served as Chairman of the Board since PLX’s inception. We separate the roles of CEO and Chairman of the Board. Our leadership structure enhances accountability of our chief executive officer to the Board, balances power on our Board and encourages balanced decision making. We also separate the roles in recognition of the differences in roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides oversight, direction and leadership of the Board.

The Board’s Role in Risk Management Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company's objectives, including strategic objectives, to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company's business strategy necessarily entails a determination of what constitutes an appropriate level of risk for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission (“SEC”), and the listing standards of The NASDAQ Global Market LLC. Any amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics will be posted on the Company’s website. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.plxtech.com. During 2012, no waivers were given by the Board of the Code of Business Conduct and Ethics.

Compensation of Directors

The Company currently provides cash compensation for its non-employee directors as follows: (i) all members of the Board of Directors receive a quarterly retainer of $8,500, (ii) the chairman of the Board of Directors receives an additional quarterly retainer of $4,500, (iii) the chairman of the Audit Committee receives an additional quarterly retainer of $2,500, (iv) the chairman of the Compensation Committee receives an additional quarterly retainer of $1,500, (v) the chairman of the Nominating Committee receives an additional quarterly retainer of $1,000, (vi) member of the Audit Committee, including the chair receive an additional quarterly retainer of $2,000,  (vii) members of the Compensation Committee, including the chair receive an additional retainer of $1,000 and (viii) members of the Nominating Committee, including the chair receive an additional quarterly retainer of $500.

Pursuant to the Company’s 2008 Equity Incentive Plan, each non-employee director will receive a nonqualified stock option grant of 25,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors. On the date of each annual stockholder’s meeting, each incumbent non-employee director who has served on the Board for at least eleven months will automatically be granted a nonqualified stock option to purchase 12,000 shares of the Company’s Common Stock. All options automatically granted to non-employee directors have an exercise price equal to 100% of the fair market value on the date of grant, are fully vested and immediately exercisable.  The grants in connection with re-election at the December 19, 2012 annual meeting were granted on January 24, 2013 and, consequently, no options were granted to directors in 2012.

The table below summarizes the compensation our company paid to non-employee directors for the year ended December 31, 2012. Mr. Schmitt, who served as our President and Chief Executive Officer until October 9, 2012, is a director, but is not included in the table below because he did not receive any additional compensation for services provided as a director during 2012.

Director Compensation for Year Ended December 31, 2012

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
D. James Guzy	64,000	-	64,000
John H. Hart	50,000	-	50,000
Thomas Riordan	34,000	-	34,000
Michael J. Salameh	34,000	-	34,000
Robert H. Smith	54,000	-	54,000
Patrick Verderico	42,000	-	42,000

(1)
The grants in connection with re-election at the December 19, 2012 annual meeting were granted on January 24, 2013, with each director receiving an option to purchase 12,000 shares having a grant date fair value of $4.53. For additional information concerning grant date fair value, see note (2) to the Summary Compensation Table below.  No options were granted to directors in 2012.

(2)
As of December 31, 2012, each director had the following numbers of shares underlying stock options then outstanding: Mr. Guzy: 27,000; Mr. Salameh: 22,000; Mr. Hart: 27,000; Mr. Riordan: 52,000; Mr. Smith: 22,000; and Mr. Verderico: 22,000.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

BDO USA, LLP has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2013. Although the Company is not required by our governance documents or other applicable legal requirements to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions posed by our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional audit services rendered by BDO USA, LLP for the integrated audits of the Company’s annual financial statements for the years ended December 31, 2011 and 2012, and fees billed for other services rendered by BDO USA, LLP for the years ended December 31, 2011 and 2012.

	2011	2012
Audit Fees (1)	$537,000	$554,000
Audit-Related Fees (2)	44,000	235,000
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$581,000	$789,000

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO USA, LLP in connection with statutory and regulatory filings or engagements for the years ended December 31, 2011 and 2012.

(2)
Audit-Related Fees consist of fees billed for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and internal controls and are not reported under “Audit Fees”.  Audit related fees in 2011 are related to audit work performed in conjunction with the divestiture of the UK design team to OCZ and the audit related fees in 2012 are related to audit work performed in conjunction with the subsequently terminated IDT acquisition related filings and the sale of the PHY business.

(3)	There were no Tax Fees incurred in the periods reported.

(4)	There were no All Other Fees incurred in the periods reported.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit services provided by the independent registered public accounting firm. In March 2004, the Audit Committee adopted a policy for the pre-approval of audit services provided by the independent registered public accounting firm. Under the policy, the independent registered public accounting firm cannot be retained for non-audit services without pre-approval and pre-approval is generally detailed as to the particular service or category of services to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF
THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR
ENDING DECEMBER 31, 2013

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers for 2012 as disclosed in this proxy statement (commonly referred to as “say on pay”).

As you cast your vote on this Proposal 3, you are encouraged to consider the objectives and elements of our executive compensation program as contained in the Compensation Discussion and Analysis section of this Proxy Statement. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. We believe that our executive compensation program is both competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and rewards.

For these reasons, the Board is asking our stockholders to vote “FOR” this proposal.  Although your vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.  Your advisory vote serves as an additional tool to guide the Compensation Committee and the Board of Directors in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of PLX Technology, Inc. approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table, as disclosed in its proxy statement for the annual meeting of stockholders in 2013 pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board.

This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this Proxy Statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of November 4, 2013 for (i) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each director and executive officer, unless indicated otherwise, is c/o PLX Technology, Inc., 870 W. Maude Avenue, Sunnyvale, CA 94085.

	Shares Beneficially Owned (1)
Beneficial Owner	Number		Percent (2)

5% or Greater Stockholders:

Potomac Capital Partners II, L.P.	4,471,584	(3)	9.8%
825 Third Avenue, 33rd Floor
New York, New York 10022

AQR Capital Management, LLC	3,117,580	(4)	6.8%
Two Greenwich Plaza, 3rd Floor
Greenwich, CT 06830

BlackRock, Inc.	2,554,696	(5)	5.6%
40 East 52nd Street
New York, NY 10022

Discovery Group I, LLC	2,361,781	(6)	5.2%
191 North Wacker Dr. Ste 1685
Chicago, IL 60606

Directors and Named Executive Officers:

D. James Guzy	2,225,175	(7)	4.9%
Ralph Schmitt	715,727	(8)	1.5%
Michael J. Salameh	372,126	(9)	*
Vijay Meduri	291,245	(10)	*
David Raun	273,396	(11)	*
Michael Grubisich	252,730	(12)	*
Arthur O. Whipple	233,680	(13)	*
Gene Schaeffer	232,274	(14)	*
Thomas Riordan	64,000	(15)	*
John H. Hart	34,000	(16)	*
Robert H. Smith	34,000	(17)	*
Patrick Verderico	34,000	(18)	*
All directors and executive officers as a group (12 persons):	4,762,353	(19)	10.0%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.  The share amounts for executive officers in the table above include shares allocated to the accounts of such executive officers in the Company’s employee stock ownership plan (“ESOP”).  Each ESOP participant has the right to direct the ESOP trustee to vote the shares allocated to his or her account on all matters on which holders of common stock are voting and, consequently, as to shares allocated to the account of an executive officer in the ESOP, the executive officer may be deemed the beneficial owner of such shares.

(2)	Based upon 45,716,953 shares of common stock issued and outstanding as of November 4, 2013.

(3)
Based on information set forth in a revised preliminary proxy statement filed on October 29, 2013, by Potomac Capital Partners II, L.P. and other listed persons. A Schedule 13D/A (Amendment No. 6) filed with the SEC on June 27, 2013, by the following persons reported that they may be deemed a group having beneficial ownership of an aggregate of 4,281,584 shares (with the individually reported numbers of shares and powers indicated in parentheses after each name):  Potomac Capital Partners II, L.P. (3,002,018, shared voting and dispositive power), Potomac Capital Management II, L.L.C. (3,002,018, shared voting and dispositive power), Potomac Capital Partners III, L.P. (115,749, shared voting and dispositive power), Potomac Capital Management III, L.L.C. (115,749, shared voting and dispositive power), Potomac Capital Partners L.P. (952,083, shared voting and dispositive power), Potomac Capital Management, L.L.C. (952,083, shared voting and dispositive power), Paul J. Solit (4,069,850, shared voting and dispositive power), Eric Singer (181,234, sole voting and dispositive power; 3,117,767, shared voting and dispositive power), Martin Colombatto (30,500, sole voting and dispositive power), Stephen Domenik (0), Mark Schwartz (0), and Arthur Swift (0).  Interested persons may read Amendment No. 6 and previous (and, if any, subsequent) Schedule 13D filings by the reporting persons relating to PLX stock for additional information concerning the reporting persons, the purpose and recent history of their ownership of PLX stock, and other details.

(4)	Based on a Schedule 13G filed with the SEC on February 14, 2013, AQR Capital Management, LLC reported shared voting and dispositive power over all of the shares reported as beneficially owned by it.

(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2013, BlackRock, Inc. reported sole voting and dispositive power over all of the shares reported as beneficially owned by it.

(6)	Based on a Schedule 13D filed with the SEC on September 13, 2013, Discovery Group I, LLC reported shared voting and dispositive power over all of the shares reported as beneficially owned by it.

(7)
Based on information set forth in a Schedule 13D filed with the SEC on March 16, 2010. Includes the right to purchase 2,181,259 shares that are currently held by Mr. Mark Guzy, within 60 days of November 4, 2013, which purchase right is held by Mr. D. James Guzy, Sr., Mrs. Marcia Guzy, his wife, and Arbor Company, of which each of Mr. and Mrs. Guzy are general partners. Also includes 34,000 shares subject to options exercisable within 60 days of November 4, 2013. Mr. Mark Guzy filed a Schedule 13G/A on April 9, 2013, stating his belief that he alone has exclusive rights in the 2,181,259 shares.

(8)
Includes 694,915 shares subject to options exercisable within 60 days of November 4, 2013 and 2,812 shares allocated to this person’s account in the ESOP, as to which this person has the right to direct the vote.

(9)	Includes 34,000 shares subject to options exercisable within 60 days of November 4, 2013 and 8,400 shares held by Mr. Salameh’s children.

(10)
Includes 263,416 shares subject to options exercisable within 60 days of November 4, 2013 and 3,314 shares allocated to this person’s account in the ESOP, as to which this person has the right to direct the vote.

(11)
Includes 237,082 shares subject to options exercisable within 60 days of November 4, 2013 and 3,314 shares allocated to this person’s account in the ESOP, as to which this person has the right to direct the vote.

(12)
Includes 244,416 shares subject to options exercisable within 60 days of November 4, 2013 and 3,314 shares allocated to this person’s account in the ESOP, as to which this person has the right to direct the vote.

(13)
Includes 199,166 shares subject to options exercisable within 60 days of November 4, 2013 and 3,314 shares allocated to this person’s account in the ESOP, as to which this person has the right to direct the vote.

(14)
Includes 219,895 shares subject to options exercisable within 60 days  of November 4, 2013 and 2,379 shares allocated to this person’s account in the ESOP, as to which this person has the right to direct the vote.

(15)	Includes 64,000 shares subject to options exercisable within 60 days of November 4, 2013.

(16)	Includes 34,000 shares subject to options exercisable within 60 days of November 4, 2013.

(17)	Includes 34,000 shares subject to options exercisable within 60 days of November 4, 2013.

(18)	Includes 34,000 shares subject to options exercisable within 60 days of November 4, 2013.

(19)	Includes 2,092,890 shares subject to options exercisable within 60 days of November 4, 2013 and includes 18,447 shares allocated to the accounts of the executive officers in the ESOP.

(*)	Less than 1%.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Results of Our 2012 Say on Pay Vote

In the proxy statement for our annual meeting of stockholders held in December 2012, we asked our stockholders for an advisory vote to approve the executive compensation disclosed in the proxy statement. Of the votes cast on that proposal counting shares voted for and against, approximately 99% of votes cast were voted in favor of our say on pay proposal.

We considered this favorable result as support for our executive compensation policies and practices, and did not implement any changes in our executive compensation as a result of last year’s say on pay vote.

In the “say on when” vote in 2011, we proposed, and a strong majority of the advisory votes cast approved, holding our “say on pay” vote annually.  As previously reported, we intend to hold a say on pay advisory vote at each annual meeting until we review the results of our next “say on when” vote in 2017.

Overview

The named executive officers of PLX for whom we provide compensation information below are:

•	David K. Raun, President and Chief Executive Officer (appointed December 21, 2012), previously Senior Executive Vice President and General Manager of Product Lines;
•	Arthur O. Whipple. Chief Financial Officer;
•	Gene Schaeffer, Executive Vice President, Worldwide Sales;
•	Vijay Meduri, Executive Vice President, Engineering;
•	Michael Grubisich, Executive Vice President, Operations
Former named executive officer:
•	Ralph H. Schmitt, former President and Chief Executive Officer, current Director

Effective October 9, 2012, Mr. Schmitt resigned as President and Chief Executive Officer.  Mr. Raun was named Interim President and Chief Executive Officer effective October 9, 2012 and was appointed President and Chief Executive Officer effective December 21, 2012.  We are discussing Mr. Raun’s compensation information relevant to 2012 in regards to his role as Senior Executive Vice President and General Manager and his 2013 compensation information in regards to his role as President and Chief Executive Officer.

The compensation program for our named executive officers has two principal objectives:

•	to attract, reward, motivate and retain individuals who have the leadership and management skills we need in our business; and
•	to align overall compensation with the achievements of key business objectives and increase in stockholder value.

The compensation program for our entire executive team, including our named executive officers, is comprised of base salary, non-equity variable compensation, and equity-based compensation.  We use all three elements of compensation in an effort to create a balanced compensation package that provides adequate incentives for outstanding performance.

We employ a strong pay-for-performance philosophy and ensure a strong correlation between the pay our executives receive and the performance of the business. Our compensation programs have resulted in compensation that reflects our financial results as described in our executive variable compensation below.

Compensation decisions for the named executive officers are made by our Compensation Committee (“Committee”) described above under “Board and Corporate Governance Matters”. During the first quarter of each year, the Committee typically establishes the following core elements of compensation for the named executive officers:

•	target base compensation, which consists of,
o	base salary and
o	non-equity variable compensation (“variable compensation”)
•	stock option grants.

The Chief Executive Officer makes recommendations to the Committee for the levels of compensation of all of the executive officers except the Chief Executive Officer. Executive officers are not present for the Committee discussions or determinations of their individual compensation elements.

The Committee did not in 2012, and does not currently engage the specific services of a compensation consultant in determining executive officer compensation. However, in order to maintain a general understanding of current compensation practices, the Committee and the Chief Executive Officer performed a review of compensation levels for our named executive officers against technology compensation surveys independently prepared by Radford Surveys, a consulting unit of Aon Corporation. Compensation surveys utilized were for high-tech and semiconductor public companies with revenues between $50 million and $200 million. Factors considered when adjustments are made to executive target salaries include the executive’s attainment of internal goals, the executive’s operating performance, the competitive environment for the executive’s skill and expectations for the specific position of the individual.

In 2012, the Committee’s compensation decisions with respect to base salary increases were based on an evaluation of the factors set forth above relative to each named executive officer’s circumstances and performance. The Committee believed that base salary increases, as described in more detail below, were appropriate and necessary to maintain competitive salary levels and to recognize the contribution of our named executive officers. For determining payouts of non-equity variable compensation in 2012, the Committee reviewed the Company’s financial performance and each named executive officer’s group or functional goals and their individual achievements and compared it to objectives set in the beginning of the year and new objectives set during the year in connection with the then pending but later terminated merger with Integrated Device Technology, Inc. In early 2012, the Committee approved equity-based compensation in the form of stock options to each of our named executive officers. We strongly believe that equity ownership by executive officers creates incentive to build stockholder value and align the interests of our executive officers with our stockholders.

Target Base Compensation

The target base compensation for each named executive officer includes two components, a base salary and a variable compensation target. The base salary is a predetermined, fixed amount paid to the executives during each year of service. The variable compensation is dependent on company financial performance metrics and a subjective evaluation of each named executive officer's individual performance.

Base Salary

The target base compensation for each named executive officer includes two components, a base salary and a variable compensation target. The base salary is a predetermined, fixed amount paid to the executives during each year of service. The variable compensation is dependent on company financial performance metrics and a subjective evaluation of each named executive officer’s group or functional goals and individual performance.

Base Salary

Base salary is a customary element of executive compensation that we endeavor to set at an amount that reflects the leadership, management and other skills and performance of the individual officer, and the market value of the officer’s services in light of total compensation opportunity. Base salary is intended primarily as short term cash compensation that fosters the objectives of executive retention and motivation for individual performance.

Salary increases are determined based on an assessment of individual performance in the role and relative to individual objectives established for the year. For 2012, based on the review described above, the Committee approved increases to base salaries relative to 2011 salaries for Mr. Schmitt by 6.0%, which increase was effective April 19, 2012, and Messrs. Whipple, Schaffer, Grubisich and Meduri by 6.0%, 3.1%, 4.4% and 4.1%, respectively, which increase was effective April 1, 2012. On March 5, 2012, Mr. Raun was promoted to Senior Executive Vice President and General Manager of Product Lines. Based upon promotion, the Committee increased Mr. Raun’s salary by 9.3% effective immediately on promotion date. The Committee subsequently approved an annual review increase to base salary for Mr. Raun by 2%, which increase was effective April 1, 2012.  In 2013, based on the review described above, the Committee increased the base salaries relative to 2012 salaries for each named executive officers, except for Mr. Raun, by 3%, which increase was effective April 1, 2013.  On December 21, 2013, Mr. Raun was appointed President and Chief Executive Officer.  Based upon the appointment, the Committee increased Mr. Raun’s salary to $350,000 effective January 1, 2013.

Variable Compensation

Purpose of Variable Compensation Plans

Our executive variable compensation plans are intended to motivate and reward long-term individual performance by our named executive officers. In keeping with our pay-for-performance philosophy, variable compensation is designed to be a substantial portion of each named executive officer's total compensation. The variable compensation an executive officer actually receives depends on corporate financial results for the year and the executive's individual performance during the year.

The payment schedule for any variable compensation earned is also intended to add a retention element to this otherwise annual compensation program. For the named executive officers under the 2012 variable compensation plan, 100% of the first $1,200,000 of the potential amounts allocated to them would vest on January 1, 2013, and be paid on the last business day in January 2013. Amounts so allocated in excess of $1,200,000 would be payable such that 60% of the amount in excess of $1,200,000 would also vest on January 1, 2013 and be paid on the last business day in January 2013, 20% of the amount in excess of $1,200,000 would vest on January 1, 2014 and be paid on the last business day in January, 2014, and 20% of the amount in excess of $1,200,000 would vest on January 1, 2015 and be paid to the Participants on the last business day in January 2015.

The same payment schedule would also apply to the 2013 variable compensation plan, with each applicable date above moved forward one year.

Because variable compensation is earned primarily by actual financial performance, we report variable compensation, if any, earned for a given year in full under the column for "Non-Equity Incentive Plan" in the Summary Compensation Table.

2012 Variable Compensation Plan

On April 2, 2012, the Compensation Committee approved the 2012 Variable Compensation Plan effective for 2012. For each of the named executive officers, a variable compensation target was established. The target variable awards ranged from 75% to 100% of an executive's base salary and the maximum variable award that could be earned was two (2) times the variable compensation target unless the Committee, in its sole discretion, decided to permit a higher variable compensation amount based on the performance and condition of our business.

The target percentages for 2012 were determined as follows:

Name	Target Percentage	Basis for Target Percentages
Mr. Raun	90%	Reflects promotion to General Manager
Mr. Whipple	90%	Unchanged since 2010
Mr. Schaeffer	75%	Unchanged since 2010
Mr. Meduri	75%	Unchanged since 2010
Mr. Grubisich	75%	Unchanged since 2010

The target variable compensation for an executive is tied to five (5) segments: revenue (20%), gross margin (20%), non-GAAP spending (20%), performance to group or functional goals (20%) and performance to personal objectives (20%). An executive cannot receive more than 100% of their target variable compensation for group or personal objectives and cannot receive more than 200% of their target variable compensation for any reason. The financial operating objectives were as follows:

•
The Company must have positive non-GAAP net income before any of the following operating metrics-based elements would apply. Non-GAAP net income excludes share-based compensation, including ESOP (as defined below) expenses, acquisition-related charges, restructuring charges, amortization of acquired intangibles and impairment charges.

•
2012 published non-GAAP net income was $4.8 million (which figure excludes share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges, amortization of acquired intangibles and discontinued operations).

•
Revenue - For each percent that revenues are above or below the annual operating plan of $123.5 million, an executive's revenue-related variable compensation target will be increased or reduced by ten (10) percent. The amount cannot be less than zero and is subject to the aggregate limitation in Section 3 of the plan, such that an executive’s total variable compensation cannot exceed more than 200% of that executive’s position target.

•
Non-GAAP revenue, which included revenue from discontinued operations and the license revenue from the Entropic agreement were included in calculation of revenue attainment as these items were included in the annual operating plan used to set the financial metrics.  Non-GAAP revenues were $107.2 million, which consisted of reported revenues from continuing operations of $100.2 million, revenues from discontinued operations of $3.0 million and IP revenue of $4.0 million from the license agreement with Entropic accounted for as part of the gain from sale of the PHY business, and were below the minimum threshold of $111.2 million ($123.5 million less ten percent for every percent revenue is below target) and therefore, no variable compensation was attained for the revenue portion of the financial metrics for 2012.

•
Gross Margin - For each percentage point that gross margin is above or below the annual operating plan of 56.3%, an executive's gross margin-related variable compensation target will be increased or reduced by forty (40) percent. The amount cannot be less than zero and is subject to the aggregate limitation in Section 3 of the plan, such that an executive’s total variable compensation cannot exceed more than 200% of that executive’s position target.

•
Revenue and gross profit from discontinued operations and the license revenue from the Entropic agreement were included in calculation of gross margin attainment as these items were included in the annual operating plan used to set the financial metrics.  Non-GAAP gross margin was 59.1%, which included revenue and gross profit from continuing operations, discontinued operations and the license agreement with Entropic, which was accounted for as part of the gain from sale of the PHY business.

•
Non-GAAP Spending - For each percent that non-GAAP spending is above or below the annual operating plan of $70.0 million, an executive's revenue-related variable compensation target will be reduced or increased by twenty (20) percent. The amount cannot be less than zero and is subject to the aggregate limitation in Section 3 of the plan, such that an executive’s total variable compensation cannot exceed more than 200% of that executive’s position target. Non-GAAP spending excludes share-based compensation, including ESOP (as defined below) expenses, acquisition-related charges, restructuring charges, amortization of acquired intangibles and impairment charges.

•
Non-GAAP spending was $67.7 million, which consisted of reported non-GAAP operating expense of $53.7 million and non-GAAP spending for discontinued operations of $14.0 million.  Reported non-GAAP operating expense excludes share-based compensation, including ESOP (as defined below) expenses, acquisition-related charges, restructuring charges, amortization of acquired intangibles, impairment charges and expenses from discontinued operations.  The discontinued operations expenses were added back to the reported non-GAAP operating expense for the calculation of non-GAAP spending attainment as these costs were included in the annual operating plan used to set the financial metrics.

•
Group goals (20% Weight): Each functional group had measurable objectives for the year, some predetermined at the beginning of the year and some adjusted due to the activities associated with divestitures and the then pending IDT merger which was subsequently terminated.  If a functional group met all of their objectives, the executive officer within the functional group earned the full 20% of their variable compensation target. In cases where an executive officer did not achieve one (1) or more objectives, they only received credit for the objectives achieved. An executive could not receive more than 100% of their target variable compensation for personal objectives and could not receive more than 200% of their target variable compensation in any event.

o	Group goals for 2012 were:

▪	Mr. Raun / Marketing & Business Development:
•	Achieve PCIe design win plan
•	Sign tier 1 28n LOM partner
•	Obtain production qualification for DSWM Bx
•	Divest PHY business
•	Drive business and support IDT acquisition
•	Close HSR process with positive outcome

▪	Mr. Whipple / Finance and Administration
•	Maintain IT performance equivalency in key centers
•	Establish and roll-out corporate and technical training programs
•	Implement Oracle system enhancements
•	Divest PHY business
•	Drive business and support IDT acquisition
•	Close HSR process with positive outcome

▪	Mr. Schaeffer / Sales
•	Achieve PCIe design win plan
•	Sign tier 1 28n LOM partner
•	Obtain production qualification for DSWM Bx
•	Drive business and support IDT acquisition

▪	Mr. Grubisich / Operations
•	Bring final Draco product to production
•	Bring ExpressNIC to production
•	Sample ExpressFabric to customers
•	Achieve cost reduction goals

•	Release Networking Bx PHY into full production
•	Obtain production qualification for DSWM Bx
•	Drive business and support IDT acquisition

▪	Mr. Meduri / Engineering
•	Bring final Draco product to production
•	Tapeout PCIe Capella2
•	Bring ExpressNIC to production
•	Sample ExpressFabric to customers
•	Sample NIC, OFED software stacks
•	Drive business and support IDT acquisition

•
Individual Objectives (20% Weight): Each executive officer had measurable objectives for the year, some predetermined at the beginning of the year and some adjusted due to the activities associated with divestitures and the then pending IDT merger which was subsequently terminated.  If an executive officer met all of their objectives, they earned the full 20% of their variable compensation target. In cases where an executive officer did not achieve one (1) or more objectives, they only received credit for the objectives achieved. An executive could not receive more than 100% of their target variable compensation for personal objectives and could not receive more than 200% of their target variable compensation in any event.

o	Individual objectives for 2012 were:

▪	Mr. Raun:
•	Achieve design win record for 2012
•	Achieve first year production revenue record for Draco
•	Divest PHY business
•	Drive closure of IDT acquisition
•	Drive HSR activity

▪	Mr. Whipple:
•	Maintain SEC compliance
•	Communicate with investors and increase stockholder value
•	Defend against patent litigation
•	Efficiently procure corporate insurance renewals
•	Recruit, retain or outplace Company employees
•	Drive closure of IDT transaction and PHY divestitures

▪	Mr. Schaeffer
•	Win PCIe Gen3 switch platforms
•	Win all dual/quad GPU motherboard platforms
•	Achieve record design wins
•	Convert 40nm A3 customers to Bx
•	Win 40nm platforms at strategic accounts
•	Position Capella2 to win data center / cloud computing applications
•	Achieve greater than 70% share of SSD market
•	Win volume Mira designs

▪	Mr. Grubisich
•	Bring final Draco product to production
•	Initial samples in house of all Capella devices
•	Meet or beat budget each quarter
•	Achieve cost reduction goals
•	Release Networking Bx PHY into full production

•	Obtain production qualification for DSWM Bx

▪	Mr. Meduri
•	Bring final Draco product to production
•	Sample PCIe Capella 1
•	Tapeout PCIe Capella 2
•	Bring ExpressNIC to production
•	Sample ExpressFabric
•	Sample NIC, OFED software stacks

Following the end of 2012, the Committee evaluated the actual financial, group and individual results against the pre-determined and adjusted objectives set in connection with the 2012 Variable Compensation Plan to determine variable compensation awards for our named executive officers.  The attainment and payout for the named executive officers were as follows:

				Attainment
Name	Position Target ($)	Adjusted Target ($)	Maximum Payout ($)	Revenue	Gross Margin	Spending	Group Goals	Individual Objectives	Total Payout ($)

David K. Raun	244,800	195,840	489,600	0.0%	209.4%	164.5%	76.2%	85.0%	209,582
Arthur O. Whipple	226,003	180,802	452,006	0.0%	209.4%	164.5%	62.5%	92.0%	191,077
Gene Schaeffer	190,615	152,492	381,230	0.0%	209.4%	164.5%	89.3%	78.0%	165,047
Michael Grubisich	170,336	136,269	340,672	0.0%	209.4%	164.5%	84.6%	97.0%	151,392
Vijay Meduri	174,392	139,513	348,784	0.0%	209.4%	164.5%	66.7%	81.0%	145,537

2013 Variable Compensation Plan

On January 24, 2013, the Compensation Committee approved the 2013 Variable Compensation Plan effective for 2013. Under the 2013 plan, each named executive officer has a target variable compensation expressed as a percentage of their base salary.  At 100% of the target, the variable compensation award ranges from 75% to 100% of an executive's base salary.

The target percentages for 2013 for continuing named executive officers were determined as follows:

Name	Target Percentage	Basis for Target Percentages
Mr. Raun	100%	Reflects appointment as CEO
Mr. Whipple	90%	Unchanged since 2010
Mr. Schaeffer	75%	Unchanged since 2010
Mr. Meduri	75%	Unchanged since 2010
Mr. Grubisich	75%	Unchanged since 2010

The target variable compensation for an executive is tied to five (5) segments: revenue (20%), gross margin (20%), non-GAAP spending (20%), performance to group and or functional goals (20%) and performance to personal objectives (20%). An executive cannot receive more than 100% of their target variable compensation for group or personal objectives and cannot receive more than 200% of their target variable compensation for any reason. The financial operating objectives are as follows:

•
The Company must have positive non-GAAP net income before any of the following operating metrics-based elements would apply. Non-GAAP operating income excludes share-based compensation, including ESOP (as defined below) expenses, acquisition-related charges, restructuring charges, amortization of acquired intangibles, impairment charges and discontinued operations.

•
Revenue - For each percent that revenues are above or below the annual operating plan, an executive's revenue-related variable compensation target will be increased or reduced by ten (10) percent. The amount cannot be less than zero and is subject to the aggregate limitation in Section 3 of the plan, such that an executive’s total variable compensation cannot exceed more than 200% of that executive’s position target.

•
Gross Margin - For each percentage point that gross margin is above or below the annual operating plan, an executive's gross margin-related variable compensation target will be increased or reduced by forty (40) percent. The amount cannot be less than zero and is subject to the aggregate limitation in Section 3 of the plan, such that an executive’s total variable compensation cannot exceed more than 200% of that executive’s position target.

•
Non-GAAP Spending - For each percent that non-GAAP spending is above or below the annual operating plan, an executive's revenue-related variable compensation target will be reduced or increased by twenty (20) percent. The amount cannot be less than zero and is subject to the aggregate limitation in Section 3 of the plan, such that an executive’s total variable compensation cannot exceed more than 200% of that executive’s position target. Non-GAAP spending excludes share-based compensation, including ESOP (as defined below) expenses, acquisition-related charges, restructuring charges, amortization of acquired intangibles and impairment charges.

The reason for the mix of financial and individual objectives is to recognize that we must improve our short-term financial performance while at the same time we must also invest in new products and organizational improvements that will lead to long-term revenue growth and financial stability. We consider revenue, gross margins and expenditures as key objectives in the variable compensation plan because we believe top line growth and profitable operations are equally necessary to support and increase stockholder value. We also consider individual objectives to be key to our long-term growth and success as we believe that successful execution of these key objectives ultimately drives overall corporate goals. The goals are meant to be attainable but challenging. The goals are limited to 100% achievement.

Stock Options

We have made annual stock option grants to our executive officers that have been intended as a long-term incentive component to the compensation program that achieves potential value only to the extent the officer meets the vesting requirements based on continued service to PLX and to the extent that our stock price following exercise and upon ultimate sale of option shares exceeds the applicable exercise price. We also believe that granting stock options helps align the interests of our executive officers with the interests of our stockholders because the value of the options is tied to the increase in market price of our stock above the applicable exercise prices.

We have made most equity grants on an annual basis in connection with the annual performance review and compensation adjustment cycle. In general, 1/4 of the option shares vest 12 months from the date of grant, and 1/48 of the remaining shares vest monthly thereafter, based on continued service. For all employees including executive officers, PLX only grants equity awards on the first business day of a month. The exercise price of all stock options is set at the closing price of our common stock on NASDAQ on the grant date.

The Compensation Committee determines the number of shares underlying stock option grants to our executive officers based upon prior performance of the officer, the importance of retaining the officer’s services and the potential for the officer’s performance to help PLX achieve long term corporate performance goals. The Committee also considers each officer’s PLX stock ownership. However, there is no set formula that determines the number of option shares for any given officer. Factors considered when options are granted include the executive’s attainment of internal goals, the executive’s operating performance, the competitive environment for the executive’s skills and other factors specific to a particular individual.

During 2012, PLX employees, including executives, received stock options to purchase an aggregate of 1,066,000 shares of our common stock. The six individuals serving as named executive officers during all, or a portion of, 2012 received stock options to acquire an aggregate of 425,000 shares or 40% of the total options granted in 2012.

The following table summarizes the 2012 option grants to the listed individuals and the basis for determining the number of shares underlying each grant (additional information concerning these grants is set forth below in the Grants of Plan-Based Awards During 2012 table):

Name	# of Shares Underlying 2012 Option Grants	Basis for the # of Shares
Mr. Raun	90,000	Promotion, performance to 2011 objectives, Radford and perceived employee value in 4+ years
Mr. Whipple	60,000	Performance to 2011 objectives, Radford and perceived employee value in 4+ years
Mr. Schaeffer	55,000	Performance to 2011 objectives, Radford and perceived employee value in 4+ years
Mr. Grubisich	60,000	Performance to 2011 objectives, Radford and perceived employee value in 4+ years
Mr. Meduri	60,000	Performance to 2011 objectives, Radford and perceived employee value in 4+ years

Former officer
Mr. Schmitt	100,000	Performance to 2011 objectives, Radford and perceived employee value in 4+ years

Restricted Stock

In connection with the then pending merger with Integrated Device Technology, Inc. in 2012 (which agreement was later terminated), the Compensation Committee approved restricted stock unit grants (RSU’s) as a retention mechanism to help retain executives and employees during the merger transaction.  PLX employees, including executives, received 301,000 RSU’s.  The six individuals serving as named executive officers during all, or a portion of, 2012 received an aggregate of 28,000 RSU’s, or 9% of total RSU’s granted in 2012.

Generally Available Benefit Programs

In 2012, the executive officers were eligible to receive health care coverage that is generally available to other regular full-time PLX employees. We maintain a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all PLX employees are eligible to receive matching contributions from PLX. On February 1, 2009, PLX suspended the matching contributions due to the then current economic conditions.  The matching contributions from PLX were then reinstated on July 1, 2010. The matching contribution is (1) $0.50 per dollar contributed by the employee, (2) limited to the first 6% of each participant’s pretax base compensation and (3) calculated and paid on a pay period basis subject to applicable federal limits.

Effective as of January 1, 2009, the Company established the PLX Technology, Inc. Employee Stock Ownership Plan (the “ESOP”). The ESOP is a tax-qualified defined contribution retirement plan that is non-contributory.  PLX regular employees (other than nonresident aliens with no U.S.-source income, employees covered by a collective bargaining agreement, leased employees and employees of a non-participating subsidiary of PLX) who are at least 18 years old and have worked for PLX for at least 12 consecutive month are eligible to participate in the ESOP.  The Company makes a cash contribution equal to a percentage of eligible compensation that is determined annually by the Board of Directors. Eligible compensation is limited to $150,000.  The contributions are used to purchase common stock of the Company. Since the adoption of the ESOP through the end of April 2012, the Company made annual contributions of 2% of each employee's eligible compensation up to a maximum of $3,000 for any single employee (2% of $150,000 of eligible compensation).  In connection with Merger Agreement between PLX and IDT, the contributions were suspended during 2012.  The contributions resumed effective January 1, 2013.  Eligible participants received a share allocation at the end of the plan year based on the contributions plus an additional allocation for forfeitures that occurred during the plan year.  The shares and forfeitures are allocated to each ESOP participant who is employed on the last day of the ESOP Plan Year (December 31) in the same proportion that the compensation (up to the $150,000 limit) of each ESOP participant bears to the eligible compensation of all ESOP participants.

We also offer other benefits to the executive officers under our standard benefit programs that provide for broad-based employee participation, including medical, dental and vision insurance, short and long-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, and educational expense reimbursement of up to $5,000 per year.

Except as summarized above, we do not offer other perquisites or personal benefits to our executive officers.

Severance and Change in Control Arrangements

Our executive officers do not have employment agreements. Our executive officers serve at the will of the Board. Prior to April 29, 2012, our executive officers did not have severance or change-of-control arrangements with PLX. On April 29, 2012, the Compensation Committee of the Board approved the PLX Severance Plan for Executive Management.  See “Potential Payments Upon Termination or Change in Control”.

Tax and Accounting Considerations

Accounting for Variable Compensation Plans – We accrue for our variable compensation plans on a straight-line basis in accordance to the payment time-table. For example, under the 2010 Plan, the aggregate amount of variable compensation pool that was earned was $1.38 million. Of the $1.38 million, $1.3 million was fully accrued by December 2010. The next $40 thousand was fully accrued by January 2012 and the final $40 thousand will be fully accrued by January 2013. Under the 2012 Plan, the aggregate of variable compensation pool that was earned by the named executive officers was $939,000, all of which was accrued by December 31, 2012.

Accounting for Stock Options – We account for share-based payments from our Stock Option Plans in accordance with the requirements of FASB ASC Topic 718.

Deductibility of Executive Compensation – Section 162(m) of the Internal Revenue Code of 1986, as amended, or the code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain of our executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, in our judgment, we may authorize compensation payments that do not comply with the exemptions in Section 162(m).

Compensation Committee Report

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that PLX specifically incorporates it by reference into a document filed with the SEC.

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company's management. Based on the review and discussions, the Compensation Committee recommended to the Company's Board of Directors that the CD&A be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

John H. Hart, Chairman
D. James Guzy

Summary Compensation Table

The following table summarizes compensation information for our named executive officers (“NEOs”) for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Restricted Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

David K. Raun, President and Chief Executive Officer	2012	273,526	182,794	33,180	209,582	3,578	702,660
	2011	252,302	73,624	-	-	8,849	334,775
	2010	240,875	144,495	-	139,764	5,037	530,171

Arthur O. Whipple, Chief Financial Officer	2012	262,364	121,862	33,180	191,077	9,655	618,138
	2011	249,286	92,030	-	-	10,479	351,795
	2010	236,900	144,495	-	164,011	6,657	552,063

Gene Schaeffer, VP of Worldwide Sales	2012	260,153	111,707	27,650	165,047	6,967	571,524
	2011	252,302	73,624	-	-	8,028	333,954
	2010	240,875	144,495	-	136,852	4,542	526,764

Michael Grubisich, VP Operations	2012	234,615	121,862	27,650	151,392	8,295	543,814
	2011	225,461	82,827	-	-	9,196	317,484
	2010	215,250	156,537	-	129,439	6,436	507,662

Vijay Meduri, VP Engineering	2012	249,350	121,862	33,180	145,537	8,395	558,324
	2011	239,772	82,827	-	-	9,362	331,961
	2010	220,375	156,537	-	123,893	6,454	507,259

Former Officer

Ralph Schmitt, President and Chief Executive Officer	2012	340,396	329,937	-	-	11,326	681,659
	2011	388,550	163,253	-	-	13,800	565,603
	2010	369,385	192,660	-	279,580	8,400	850,025

(1)
Effective October 9, 2012, Mr. Schmitt resigned as President and Chief Executive Officer.  Mr. Raun was appointed Interim President and Chief Executive Officer and on December 21, 2012, was appointed President and Chief Executive Officer, and Director.

(2)
These dollar amounts reflect the aggregate grant date fair value of option awards in the years indicated in accordance with FASB ASC Topic 718.  Therefore, these amounts do not represent payments actually received by the officers.    The actual value, if any, that an NEO may realize from a stock option is contingent upon the satisfaction of the conditions to vesting in the option and upon the excess of the market price of the Company’s common stock over exercise price, if any, on the date of exercise and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the amount reported.

The assumptions used to calculate the value of the awards are set forth in Note 2 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2012.

(3)
These dollar amounts reflect the aggregate grant date fair value of restricted stock unit (RSU) awards in the years indicated in accordance with FASB ASC Topic 718.  Therefore, these amounts do not represent payments actually received by the officers.    The actual value that an NEO may realize from an RSU is

contingent upon the satisfaction of the conditions to vesting in the RSU and the market price of the Company’s common stock on the date of release and there is no assurance that the value eventually realized by the NEO will correspond to the amount reported.

The assumptions used to calculate the value of the awards are set forth in Note 2 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2012.

(4)
The dollar amounts in 2012 and 2010 represent compensation earned under the 2012 and 2010 Variable Compensation Plans, respectively.  Under the 2012 plan, the aggregate payouts were eligible for payment, and were paid, in January 2013.  No variable compensation was earned under the 2011 Variable Compensation Plan. For the 2010 variable compensation earned, $1.3 million of the aggregate $1.38 million was paid out on January 31, 2011. The remaining $80 thousand was deferred in which 50% of the deferral was paid out on January 31, 2012 and the final 50% was paid on January 31, 2013 for all officers except Mr. Schmitt. The final payout of $7,541 which was deferred until January 31, 2013 for Mr. Schmitt was forfeited as he was not entitled to receive any remaining unpaid bonus otherwise payable after his resignation.

(5)
Represents matching contributions under the Company 401(k) plan and the Company’s cash contribution under the ESOP Plan.  The matching contribution for the Company 401(k) plan was suspended as of February 1, 2009 and reinstated effective July 1, 2010.  The ESOP plan requires that an employee must have at least twelve consecutive months of service to be eligible under the plan.

Grants of Plan-Based Awards During 2012

The following table shows all plan-based awards that PLX granted to the named executive officers during 2012. The equity awards are also reported in the Outstanding Equity Awards table.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	All Other Restricted Stock Award: Number of Securities Underlying Awards (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold	Target	Maximum
			($)	($)	($)
David K. Raun	4/2/2012	4/2/2012	-	-	-	55,000	4.10	111,707	-	-
	4/2/2012	4/2/2012	-	-	-	35,000	4.10	71,087	-	-
	8/1/2012	8/1/2012	-	-	-	-	-	-	6,000	33,180
			0	195,840	489,600	-	-	-	-	-
Arthur O. Whipple	4/2/2012	4/2/2012	-	-	-	60,000	4.10	121,862	-	-
			-	-	-	-	-	-	6,000	33,180
			0	180,802	452,005	-	-	-	-	-
Gene Schaeffer	4/2/2012	4/2/2012	-	-	-	55,000	4.10	111,707	-	-
			-	-	-	-	-	-	5,000	27,650
			0	152,492	381,230	-	-	-	-	-
Michael Grubisich	4/2/2012	4/2/2012	-	-	-	60,000	4.10	121,862	-	-
			-	-	-	-	-	-	5,000	27,650
			0	136,269	340,673	-	-	-	-	-
Vijay Meduri	4/2/2012	4/2/2012	-	-	-	60,000	4.10	12,182	-	-
			-	-	-	-	-	-	6,000	33,180
			0	139,513	348,783	-	-	-	-	-

Former Officer
Ralph H. Schmitt	6/1/2011	6/1/2011	-	-	-	100,000	4.10	329,937	-	-
			0	313,120	782,800	-	-	-	-	-

(1)
The amounts shown represented potential cash payouts under the 2012 Variable Compensation Plan adopted April 2, 2012, effective for 2012.  Under this plan, the target metrics for the 2012 variable compensation calculations are based on financial and individual objectives. Each named executive officer’s variable compensation amount is based upon attainment of our 2012 Annual Operating Plan GAAP operating income, annual revenue plan and the achievement of group or functional goals and individual objectives. The amounts that can be received under the plan range from $0, as set forth in the "Threshold" column, to the amounts set forth in the "Maximum" column. For the actual cash awards under the 2012 Variable Compensation Plan, see the amounts reported in the “Non-Equity Incentive Plan” column of the Summary Compensation Table above. Additional information concerning the Non-Equity Incentive Plan is provided under “Compensation Discussion and Analysis.”

(2)
These are nonqualified stock options granted under our 2008 Equity Incentive Plan that vest over four years, to the extent of 1/4th of the underlying shares vesting on the first anniversary of the grant date, with 1/48th of the underlying shares vesting monthly thereafter, assuming continued service through the respective vesting dates. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

(3)	These are restricted stock units granted under our 2008 Equity Incentive Plan that vested on February 28, 2013.

Outstanding Equity Awards at December 31, 2012

The following table shows all outstanding equity awards held by the named executive officers at December 31, 2012:

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David K. Raun	2/1/2008	11,875	-	7.03	2/1/2015
	3/2/2009	46,875	3,125	2.00	3/2/2016
	7/1/2009	42,708	7,292	3.87	7/1/2016
	3/1/2010	41,250	18,750	4.92	3/1/2017
	3/1/2011	17,500	22,500	3.73	3/1/2018
	4/2/2012	-	55,000	4.10	4/2/2019
	4/2/2012	-	35,000	4.10	4/2/2019
Arthur O. Whipple	3/2/2009	51,562	3,438	2.00	3/2/2016
	7/1/2009	21,354	3,646	3.87	7/1/2016
	3/1/2010	41,250	18,750	4.92	3/1/2017
	3/1/2011	21,875	28,125	3.73	3/1/2018
	4/2/2012	-	60,000	4.10	4/2/2019
Gene Schaeffer	3/2/2009	93,750	6,250	2.00	3/2/2016
	7/1/2009	8,541	1,459	3.87	7/1/2016
	3/1/2010	41,250	18,750	4.92	3/1/2017
	3/1/2011	17,500	22,500	3.73	3/1/2018
	4/2/2012	-	55,000	4.10	4/2/2019
Mike Grubisich	5/1/2007	15,000	0	10.46	5/1/2014
	2/1/2008	4,000	0	7.03	2/1/2015
	10/1/2008	75,000	0	4.95	10/1/2015
	3/2/2009	18,750	1,250	2.00	3/2/2016
	7/1/2009	8,541	1,459	3.87	7/1/2016
	3/1/2010	44,687	20,313	4.92	3/1/2017
	3/1/2011	19,687	25,313	3.73	3/1/2018
	4/2/2012	-	60,000	4.10	4/2/2019
Vijay Meduri	2/2/2004	15,000	0	9.12	2/2/2014
	11/1/2004	10,000	0	9.55	11/1/2014
	2/1/2006	8,000	0	13.00	2/1/2013
	2/1/2007	7,000	0	10.21	2/1/2014
	2/1/2008	6,000	0	7.03	2/1/2015
	10/1/2008	75,000	0	4.95	10/1/2015
	3/2/2009	18,750	1,250	2.00	3/2/2016
	7/1/2009	8,541	1,459	3.87	7/1/2016
	3/1/2010	44,687	20,313	4.92	3/1/2017
	3/1/2011	19,687	25,313	3.73	3/1/2018
	4/2/2012	-	60,000	4.10	4/2/2019

(1)
These options vest over 4 years following the grant date if the individual continues to be employed at the vesting dates, to the extent of 1/4th of the option shares at the end of 12 months after the grant date and thereafter at the rate of 1/48th of the option shares per month, assuming continued service through applicable vesting dates.

As indicated in the "Summary Compensation Table" and the "Grants of Plan-Based Awards during 2012" table above, the named executive officers received awards of RSUs in 2012 that were outstanding at December 31, 2012, but fully vested on February 28, 2013.  Each of Messrs. Raun, Whipple, and Meduri received an award for 6,000 shares which had a market value of $21,780 at December 31, 2012, and each of Messrs. Schaeffer and Grubisich received an award for 5,000 which had a market value of $18,150 at December 31, 2012 (such value being measured, in accordance with SEC rules, by the closing price of our stock on December 31, 2012, of $3.63).

Option Exercises During 2012

During 2012, Vijay Meduri exercised 11,500 options which were expiring in 2012 and realized $12,436 in value on exercise based on the difference between the market value and the exercise price.

Potential Payments Upon Termination or Change in Control

The PLX executive officers do not have employment agreements, and serve at the will of the PLX Board of Directors.

On April 29, 2012, the Compensation Committee of the PLX Board of Directors approved the PLX Severance Plan for Executive Management (the “PLX Severance Plan”). The PLX Severance Plan is intended to secure the continued services, dedication, and objectivity of the executive officers without concern as to whether the officers or employees might be hindered or distracted by personal uncertainties and risks in connection with a change of control of PLX.

Benefits are payable to the executive officers under the PLX Severance Plan under “double trigger” conditions if (1) there is a change in control of PLX and (2) within two (2) years after the change in control (plus any applicable cure period) (the “Termination Period”), the participant’s employment is terminated (a) by the participant’s employer other than for Cause, or (b) by the participant for Good Reason, as these various terms are defined in the PLX Severance Plan (a “Qualifying Termination”). The benefits so payable consist of the following (in addition to amounts accrued but unpaid at the time of termination and payable by law or pursuant to applicable documents):

•
a single lump sum payment equal to (a) 100% of each participant’s annual base salary (150% for the chief executive officer), plus (b) a prorated portion of each participant’s target variable cash compensation opportunity (“bonus”) for the annual performance period then in effect;

•	twelve (12) months of premiums of the participant’s medical, dental, and vision benefits (eighteen (18) months for the chief executive officer);

•
twenty-four (24) months of accelerated vesting of equity awards that are assumed in connection with the change in control; provided that awards not assumed in the change in control are entitled to 100% accelerated vesting if so provided in the applicable equity compensation plan.

The foregoing amounts are reduced by any other severance payments the executive officers are entitled to receive.

Among other definitions, the PLX Severance Plan includes the following definitions:

•
“Company” means PLX Technology Inc., a Delaware corporation, and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

•
“Cause” means (1) the willful and deliberate failure by a participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (2) willful misconduct by a participant which is demonstrably and materially injurious to the business or reputation of the Company, or (3) a participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Company must notify such participant that it believes “Cause” has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause or such event or condition shall not constitute Cause hereunder.

•	“Change of Control” means the occurrence of any one of the following events:

(i)
 A transaction or series of transactions (other than an offering of the shares to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)
 During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in above subsection (i) or the below subsection (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)
 The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

a.
 Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

b.
 After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subsection (iii)(b) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

•	“Effective Date” means the date on which the change of control is consummated.

•
“Good Reason” means the occurrence of any of the following which occurs during the Termination Period without the participant’s express written consent: (i) material diminution in the participant’s authority, duties or responsibilities, causing the participant’s position to be of materially lesser rank or responsibility within the Company (including, without limitation, in the case of a participant who reports directly to the Chief Executive Officer of the Company immediately prior to the Effective Date, if, after the Effective Date, the participant no longer reports directly to the Chief Executive Officer of a public company); (ii) a material decrease in the participant’s Base Salary or (iii) the relocation of the participant’s principal location of work to a location that is in excess of thirty-five (35) miles from such location immediately prior to the Effective Date.

o
A participant’s Qualifying Termination shall not be considered to be for Good Reason unless (A) within ninety (90) days after the initial existence of the applicable event or condition that is purported to give rise to a basis for termination for Good Reason, the participant provides written notice of the existence of such event or condition to the Company, (B) such event or condition is not cured within thirty (30) days after the date of the written notice from the participant to the Company, and (C) the participant terminates employment no later than thirty (30) days after the expiration of the applicable cure period.

Benefits are subject to withholding and other potential requirements of applicable income tax law. Participants are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Section 280G of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.

The following table shows the hypothetical amounts of cash severance payments and benefits and the value of accelerated vesting of stock options for each of the named executive officers (other than Mr. Schmitt who has resigned as CEO and is not entitled to any benefits under the PLX Severance Plan) under the PLX Severance Plan had a change in control of the Company occurred on December 31, 2012, with a price per share equal to $3.63, the closing market price as of that date, and each executive officer’s employment was terminated without Cause or for Good Reason immediately thereafter (based on salary and other compensation arrangements in effect as of the Record Date).

	Hypothetical Cash Severance Payment in respect of Salary and Bonus ($)	Hypothetical Value of Benefits ($)	Hypothetical "Spread" of Accelerated Vesting of Options in Change in Contol ($)	Total Hypothetical Severance Benefits ($)
NAMED EXECUTIVE OFFICERS

David K. Raun	$827,055	$30,517	$-	$857,572
Arthur O. Whipple	487,022	14,402	-	501,423
Gene Schaeffer	444,848	1,800	-	446,648
Michael Grubisich	402,450	20,345	-	422,795
Vijay Meduri	411,522	20,543	-	432,065

Total	$2,572,896	$87,606	$-	$2,660,503

Fees Paid to Compensation Consultants

Neither the Company nor the Compensation Committee engaged an outside consulting firm to provide services on executive and director compensation or on non-executive compensation matters during 2012.

Equity Compensation Plans

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders, except for the HiNT Corporation 2000 Stock Plan, assumed upon the Company’s acquisition of HiNT Corporation. Information in the table is as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	4,219,493	$4.10	2,334,534

Equity compensation plans not approved by security holders (2)	3,059	$2.55	-

Total / Weighted Ave./ Total	4,222,552	$4.10	2,334,534

(1)
Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding under the following equity compensation plans: 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, 1999 Non-Employee Director Option Program and 2008 Equity Incentive Plan.

(2)
As of December 31, 2012, options and rights to purchase an aggregate of 3,059 shares of the Company’s Common Stock at a weighted average exercise price of $2.55 were outstanding under the HiNT Corporation 2000 Stock Plan, which options and rights were assumed in connection with the acquisition of HiNT Corporation by the Company. No further option grants will be made under the assumed equity compensation plans.

REPORT OF THE AUDIT COMMITTEE

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that PLX specifically incorporates it by reference into a document filed with the SEC.

The Audit Committee has reviewed and discussed with management the financial statements for year ended December 31, 2012, audited by BDO USA, LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with BDO USA, LLP matters required to be discussed by SAS 61, as amended.  The Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding that accounting firm’s communication with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have appointed BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

MEMBERS OF THE AUDIT COMMITTEE

Robert H. Smith, Chairman
D. James Guzy
Patrick Verderico

MANAGEMENT

Executive Officers

The current executive officers, their ages and their positions with the Company as of the Record Date are as follows:

Name	Age	Position
David K. Raun	51	President and Chief Executive Officer
Arthur O. Whipple	65	Chief Financial Officer and Secretary
Gene Schaeffer	50	Executive Vice President, Worldwide Sales
Michael Grubisich	54	Executive Vice President, Operations
Vijay Meduri	43	Executive Vice President, Engineering, Switching

Set forth below is biographical information for the current executive officers, other than Mr. Raun, who is a director nominee and whose biographical information is set forth above under the caption "Proposal No. 1 Election of Directors".

Arthur O. Whipple has served as our Chief Financial Officer and secretary since January 2007. Prior to joining PLX, he was VP finance, CFO and secretary at Silicon Storage Technology, Inc. He was previously with QuickLogic Corp., where he served initially as its VP finance, CFO and secretary, then as VP and GM of its logic products business unit. Prior to QuickLogic, he was VP engineering for ILC Technology, and also VP finance and operations of its subsidiary, Precision Lamp. Earlier in his career, Mr. Whipple served in financial and engineering roles at other semiconductor manufacturing companies, including Westinghouse Electric, Fairchild Semiconductor, and Monolithic Memories. Mr. Whipple also has served on the board of directors of GSI Technology, Inc., a fabless manufacturer of high-speed SRAM memory integrated circuits, since 2007. He holds his BSEE from the University of Washington and an MBA from Santa Clara University.

Gene Schaeffer has served as our Executive Vice President, Worldwide Sales since February 2009. During 2008 he served as Vice President of Sales & Marketing at PulseCore Semiconductor, a privately funded company specializing in EMI suppression. From 2006 thru 2008, he was Vice President of Worldwide Sales at Sipex, an analog semiconductor company, which merged with Exar in 2007 where he was appointed Vice President Worldwide Sales. From 1998 to 2006, Mr. Schaeffer held positions of increasing responsibility in sales management at Cypress Semiconductor including Director of Strategic Accounts, Vice President of Americas Sales, and Vice President of Channel Sales.

Michael Grubisich has served as our Executive Vice President, Operations since September 2008, having served as director of product & test engineering at PLX since April 2007. Prior to joining PLX, Mr. Grubisich worked 12 years at Sun Microsystems in various advanced technology and engineering operations management positions involving CPU, ASIC and ASSP products. He spent 10 years at National Semiconductor in technical capacities involving device architecture, device modeling, process development and product engineering. He also spent four years at Digital Equipment Corporation responsible for the evaluation of advanced IC technologies for use in DEC's high-end systems. Mr. Grubisich has several patents in the area of device architecture and silicon processing. He holds a Bachelor of Science in Electrical Engineering from Purdue University.

Vijay Meduri has served as our Executive Vice President, Engineering, Switching since September 2008, having served as Director of Design Engineering at PLX since 2004. Mr. Meduri has over 19 years of experience in the chip industry having led numerous high impact and innovative projects at various companies. At PLX, he led the development of the PCI Express product line from its inception in 2002. Prior to joining PLX he led the development of the industry’s first PCI switched fabric at Sebring Networks (acquired by PLX). He worked as a consultant at Sun Microsystems and other companies and was the founder of an EDA company that successfully sold its technology. He started his career at LSI Logic. He holds an MSEE from the University of Cincinnati where he did research work in Hardware Description Languages.

RELATED PERSON POLICIES AND TRANSACTIONS

Our Board’s Audit Committee charter provides that the Audit Committee’s responsibilities include the review of all related party transactions for potential conflict of interest situations on an ongoing basis and approval of all such transactions (if such transactions are not approved by another independent body of the Board). The NASDAQ listing standards require that the Company’s Audit Committee or other body of independent directors conduct an appropriate review of all related person transactions (as defined in SEC rules) for potential conflict of interest situations on an ongoing basis.

The Board’s Nominating Committee charter also provides that the Nominating Committee will review potential conflicts of interest in considering candidates for director nominees. The Company’s Code of Business Conduct and Ethics also states a policy to the effect that each employee and non-employee director is expected to disclose potential conflicts of interest involving that individual or the individual’s family members to the Company’s chief compliance officer and independent director, Robert H. Smith.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the SEC, and the listing standards of The NASDAQ Global Market LLC. Any amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics will be posted on the Company’s website. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.plxtech.com.

STOCKHOLDER PROPOSALS

We have two separate and distinct processes concerning the submission of stockholder proposals intended to be brought before an annual meeting of stockholders:

Requirements for Stockholder Proposals Submitted Pursuant to Rule 14a-8 and Intended for Inclusion in the Company’s Proxy Materials. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at the 2014 Annual Meeting of Stockholders must be received by the Company by December 27, 2013, in order to be considered for inclusion in our proxy materials.  Such proposals should be addressed to the Secretary of the Company and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing stockholder proposals submitted pursuant to Rule 14a-8.

Requirements for Other Stockholder Proposals. If a stockholder desires to have a proposal acted upon at the 2014 Annual Meeting of Stockholders that is not intended to be included in our proxy statement in accordance with Rule 14a-8, or if a stockholder desires to nominate someone for election to our Board, to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely and proper notice in writing to the Secretary of the Company. To be timely for the 2014 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between February 10, 2014 and March 11, 2014. In addition, stockholders making such proposals must comply with all applicable procedural, informational and other requirements set forth in our amended and restated bylaws, as most recently amended and included as an exhibit to our Form 8-K filed with the SEC on April 1, 2013.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the year ended December 31, 2012, all Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

Other Matters

Your Board knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying WHITE proxy card in the enclosed envelope.

HOUSEHOLDING

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at (408) 774-9060 or at 870 W. Maude Avenue, Sunnyvale, California 94085 requesting such copies.

If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of each of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PLX TECHNOLOGY, INC., 870 W. MAUDE AVENUE, SUNNYVALE, CALIFORNIA 94085, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

David K. Raun
President and Chief Executive Officer

[________], 2013
Sunnyvale, California

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own.  Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

YOUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM POTOMAC CAPITAL OR ANY PERSON OTHER THAN PLX, EVEN AS A PROTEST VOTE AGAINST POTOMAC CAPITAL OR POTOMAC CAPITAL’S NOMINEES. Any proxy you sign from Potomac Capital for any reason could invalidate previous WHITE proxy cards sent by you to support PLX’s Board of Directors.

If you have questions, require assistance with voting your WHITE proxy card or need additional copies of the proxy materials, please contact:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
TOLL-FREE (800) 322-2885

APPENDIX A

INFORMATION CONCERNING PERSONS WHO ARE PARTICIPANTS IN
PLX TECHNOLOGY, INC.’S SOLICITATION OF PROXIES FOR
THE 2013 ANNUAL MEETING OF STOCKHODLERS

Unless otherwise noted, capitalized terms used but not defined in this Appendix A shall have the meanings ascribed to them in the Proxy Statement to which this Appendix A is attached.  Under applicable SEC rules and regulations, members of the Company’s Board (who the Board is also nominating as continuing directors at the Annual Meeting), officers and certain employees are deemed to be “participants” in the solicitation of proxies by PLX in connection with the 2013 Annual Meeting.

Directors

The current directors and director nominees who are considered participants in our solicitation are: D. James Guzy, Michael J. Salameh, John H. Hart, Robert H. Smith, Thomas Riordan, Patrick Verderico, Ralph Schmitt and David K. Raun. The principal occupation or employment of each director and director nominee is set forth under “Proposal No. 1–Election of Directors” in this Proxy Statement. The principal business address of each director and director nominee is: c/o PLX Technology, Inc., 870 W. Maude Avenue, Sunnyvale, CA 94085.

Certain Executive Officers

The only other officer/employee who is considered a participant in our solicitation is: Arthur Owen Whipple. The principal occupation of Mr. Whipple is set forth under “Management” in this Proxy Statement. David K. Raun, President and Chief Executive Officer of PLX, is also considered a “participant,” and his information is provided under “Directors” above.

The principal business address of each officer and employee who is considered a participant is: c/o PLX Technology, Inc., 870 W. Maude Avenue, Sunnyvale, CA 94085.

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of our common stock beneficially owned or held by the individuals listed above as of the Record Date is set forth under the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” Except as stated in the Proxy Statement, none of the individuals listed above are record owners of any securities that they do not own beneficially.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of shares of PLX securities by the participants listed below in the past two years.  Unless otherwise indicated, all transactions were in the open market or pursuant to our equity compensation plans. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Common Stock Acquired or (Disposed of)	Notes
D. James Guzy	1/24/2013	12,000	Grant of stock options

Michael J. Salameh	1/24/2013	12,000	Grant of stock options

John H. Hart	1/24/2013	12,000	Grant of stock options

Robert H. Smith	1/24/2013	12,000	Grant of stock options

Thomas Riordan	1/24/2013	12,000	Grant of stock options

Patrick Verderico	1/24/2013	12,000	Grant of stock options

Ralph Schmitt	5/1/2012	100,000	Grant of stock options
	1/24/2013	12,000	Grant of stock options

David K. Raun	4/2/2012	90,000	Grant of stock options
	8/1/2012	6,000	Grant of restricted stock
	2/1/2013	150,000	Grant of stock options
	4/1/2013	110,000	Grant of stock options

Arthur Owen Whipple	4/2/2012	60,000	Grant of stock options
	8/1/2012	6,000	Grant of restricted stock
	4/1/2013	75,000	Grant of stock options

 Miscellaneous Information Concerning Participants

Except as described in this Appendix A or the Proxy Statement, none of the participants  (i) has purchased or sold any of such securities within the past two years or (ii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the Proxy Statement, none of the participants’ affiliates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the Proxy Statement, none of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Proxy Statement (other than, with respect to each of the Board’s nominees, such nominee’s interest in election to the Board of Directors) or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or the Proxy Statement, none of the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or the Proxy Statement, none of the participants or any of their associates (i) has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) beneficially owns, directly or indirectly, any shares or other securities of our Company or any parent or subsidiary of our Company.

Other than as set forth in this Appendix A or the Proxy Statement, there are no material legal proceedings in which any of the directors or executive officers of the Company or any of their affiliates, any owner of more than 5% of any class of the Company’s voting securities, or any associated persons,  is a party adverse to the Company or any of its subsidiaries, or proceedings in which such persons have a material interest adverse to the Company or any of its subsidiaries.

REVISED PRELIMINARY PROXY CARD
 SUBJECT TO COMPLETION DATED NOVEMBER 4, 2013

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. on December 17, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on December 17, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLX TECHNOLOGY, INC. - WHITE PROXY CARD
		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All
The Board of Directors recommends that you		All	All	Except	Except" and write the number(s) of the nominee(s) on the line below.
vote FOR the following:

1.	The Board's proposal for the Election of Directors	☐	☐	☐

Nominees:

	01) D. James Guzy	05) Ralph H. Schmitt
	02) John H. Hart	06) Robert H. Smith
	03) Thomas Riordan	07) Patrick Verderico
	04) Michael J. Salameh	08) David K. Raun

The Board of Directors recommends that you vote FOR the following proposals:					For	Against	Abstain

2.	The Board's proposal to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.				☐	☐	☐

3.	The Board's proposal to approve the advisory resolution on executive compensation.				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annula Meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies, or the ESOP Trustees, as applicable, will have authority to vote FOR the election of all director nominees named in this proxy card, and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign this proxy exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature		Date			Signature			Date

REVISED PRELMINARY PROXY CARD
SUBJECT TO COMPLETION DATED NOVEMBER 4, 2013
PLX TECHNOLOGY, INC.
870 W. MAUDE AVENUE SUNNYVALE, CA 94085
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON DECEMBER 18, 2013.

David K. Raun and Arthur O. Whipple (the "Proxyholders"), acting together or individually, each with the power of substitution, are hereby authorized to represent and vote all of the shares of Common Stock of PLX Technology, Inc. (the “Company”) held of record by the undersigned, with all the powers which the undersigned would possess if personally present, at the Company’s Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”), to be held on Wednesday, December 18, 2013 at the Company's headquarters, 870 W. Maude Avenue, Sunnyvale, California 94085.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the Proxyholders are authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Annual Meeting, subject to the conditions described in the Company’s Proxy Statement concerning the Annual Meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, except in the case of broker non-votes, the Proxyholders will have the authority to vote FOR the election of all director nominees named in this proxy card, and FOR proposals 2 and 3. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.  If any nominee named on the reverse side declines or is unable to serve as a director, the Proxyholders shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.  The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of 2013 Annual Meeting of Stockholders and definitive Proxy Statement and the Annual Report to Stockholders furnished in connection therewith.

PLX Technology, Inc. Employee Stock Ownership Plan Voting Instructions
When casting your vote, you are directing the trustees of the PLX Technology, Inc. Employee Stock Ownership Plan to vote PLX Technology, Inc. shares credited to your account under the Plan as of the Record Date of November 11, 2012 in accordance with your instructions. To allow sufficient time for PLX Technology, Inc. trustee to vote, your voting instructions must be received no later than 11:59 P.M. on December 16, 2013. If the trustee does not receive your instructions by that date, the trustee will vote the shares in the same proportion of votes that the trustee receives from other plan participants who did vote.

Address Changes/Comments:  _____________________________________________________________________________

_____________________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side